SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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H.B. Fuller Company

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Office:	1200 Willow Lake Boulevard
St. Paul, Minnesota 55110-5101
Mail:	P.O. Box 64683
St. Paul, Minnesota 55164-0683
Phone:	(651) 236-5158

Dear Shareholder:

Our 2010 Annual Meeting of Shareholders will be held on Thursday, April 15, 2010, at the H.B. Fuller Company headquarters in St. Paul, Minnesota. The meeting will begin promptly at 2:00 p.m. Please join us. Parking at our headquarters building for attendance at the meeting is complimentary.

The Notice of Annual Meeting of Shareholders and the Proxy Statement describe the business to be conducted at the meeting.

We have elected to take advantage of the “notice and access” rules of the Securities and Exchange Commission to furnish most of our shareholders with proxy materials over the Internet. We believe that the new rules will allow us to provide you with the information you need, while reducing printing and delivery expenses.

Your vote on the proposals is important. Whether or not you attend the Annual Meeting of Shareholders, we encourage you to vote your shares to make certain that you are represented at the meeting. You may vote via the Internet or if you received a printed copy of the proxy materials, by telephone or by mailing a proxy or voting instruction card.

I look forward to seeing you at the Annual Meeting.

Sincerely,

MICHELE VOLPI
President and Chief Executive Officer

March 2, 2010

Office:	1200 Willow Lake Boulevard
St. Paul, Minnesota 55110-5101
Mail:	P.O. Box 64683
St. Paul, Minnesota 55164-0683
Phone:	(651) 236-5158

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Thursday, April 15, 2010, at 2:00 p.m. Central Time

Place:	H.B. Fuller Company
1200 Willow Lake Boulevard
St. Paul, Minnesota

Items of Business:	The election of two directors named in the attached Proxy Statement for a three-year term.

The ratification of the appointment of KPMG LLP as H.B. Fuller’s independent registered public accounting firm for the fiscal year ending November 27, 2010.

Any other business that may properly be considered at the meeting or any adjournment thereof.

Record Date:	You may vote at the meeting if you were a shareholder of record at the close of business on February 17, 2010.

Voting by Proxy:	It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting in person, we encourage you to submit your proxy as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled “Questions and Answers about the Meeting” beginning on page 1 of this Proxy Statement, or if you received printed proxy materials, your enclosed proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

By Order of the Board of Directors

Timothy J. Keenan
Vice President, General Counsel and Corporate Secretary

March 2, 2010

i

ii

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 15, 2010

The Board of Directors of H.B. Fuller Company is soliciting proxies to be used at the Annual Meeting of Shareholders to be held on April 15, 2010, and at any adjournment and reconvening of the meeting. We first made this Proxy Statement and the Annual Report for the fiscal year ended November 28, 2009 available to our shareholders on or about March 2, 2010.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters disclosed in the Notice of Annual Meeting of Shareholders that accompanies this Proxy Statement. These include the election of two directors and ratification of the appointment of our independent registered public accounting firm.

We will also consider any other business that may properly be presented at the meeting, and management will report on H.B. Fuller’s performance during the last fiscal year and respond to questions from shareholders.

How does the Board recommend that I vote?

The Board of Directors recommends a vote “FOR” each of the nominees for director and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending November 27, 2010.

Who is entitled to vote at the meeting?

If you were a shareholder of record at the close of business on February 17, 2010, you are entitled to vote at the meeting.

As of the record date, 48,908,659 shares of Common Stock were outstanding and eligible to vote.

What is the difference between a shareholder of record and a street name holder?

If your shares are registered directly in your name, you are considered the “shareholder of record” with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, such as the H.B. Fuller 401(k) Thrift Plan, you are considered the beneficial owner of those shares, and your shares are held in street name. If you are a “street name holder” you will receive a voting instructions card, which appears very similar to a proxy card. Please complete that card as directed in order to ensure your shares are voted at the meeting.

What are the voting rights of the shareholders?

Holders of Common Stock are entitled to one vote per share. Therefore, a total of 48,908,659 votes are entitled to be cast at the meeting. There is no cumulative voting for the election of directors.

How many shares must be present to hold the meeting?

A quorum is necessary to hold the meeting and conduct business. The presence of shareholders who can direct the voting of at least a majority of the outstanding shares of Common Stock as of the record date is considered a quorum. A shareholder is counted as present at the meeting if the shareholder is present and votes in person at the meeting or the shareholder has properly submitted a proxy by mail, telephone or via the Internet.

How do I vote my shares?

If you are a shareholder of record, you may give a proxy to be voted at the meeting either:

•	electronically, by following the instructions provided in the Notice of Internet Availability of Proxy Materials; or

•	if you received printed proxy materials, you may also vote by mail or telephone as instructed on the proxy card.

If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or, if you received printed proxy materials, you may also vote by mail or telephone by following the voting instruction card provided to you by your broker, bank, trustee, or nominee.

If you hold shares in the 401(k) Plan, please refer to the voting instructions that are provided to you. The Plan trustee will vote your shares as you instruct.

The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. You may also vote in person at the meeting as described in “Can I vote my shares in person at the meeting?” below.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card?

It means you hold shares of H.B. Fuller stock in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card or, if you vote by telephone or via the Internet, vote once for each proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials you receive.

Can I vote my shares in person at the meeting?

Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting. However, even if you currently plan to attend the meeting, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide to not attend the meeting.

If you hold your shares in street name, you may vote your shares in person at the meeting only if you obtain a signed proxy from your broker, bank, trustee or other nominee giving you the right to vote such shares at the meeting.

What vote is required for the proposals to be approved?

With respect to the election of directors, the two director nominees receiving the most votes for their election will be elected directors. With respect to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote on such matter is required, provided that the total number of shares of Common Stock that vote on the proposal represents more than 25% of the shares outstanding on the record date.

How are votes counted?

Shareholders may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of the appointment of KPMG LLP.

If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum. If you ABSTAIN from voting on a proposal, your abstention has the same effect as a vote against that proposal. If you WITHHOLD authority to vote for one or more of the nominees for director, this will have no effect on the election of any director from whom votes are withheld.

If you hold your shares in street name and do not provide voting instructions to your broker or nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange. Shares that constitute broker non-votes will be present at the meeting for the purpose of determining a quorum, but are not considered entitled to vote on the proposal in question. Your broker or nominee has discretionary authority to vote your shares on the ratification of KPMG LLP as our independent registered public accounting firm even if your broker or nominee does not receive voting instructions from you. Your broker or nominee may not vote your shares on the election of directors without instructions from you.

What if I do not specify how I want my shares voted?

If you do not specify on your returned proxy card or voting instruction card (or when giving your proxy by telephone or via the Internet) how you want to vote your shares, we will vote them:

•	FOR all of the nominees for director;

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2010 fiscal year;

•	with respect to such other matters that may properly come before the meeting, in accordance with the judgment of the persons named as proxies.

Can I change my vote?

Yes. If you are a shareholder of record, you may change your vote and revoke your proxy at any time before it is voted at the meeting in any of the following ways:

•	by sending a written notice of revocation to our Corporate Secretary;

•	by submitting another properly signed proxy card at a later date to our Corporate Secretary;

•	by submitting another proxy by telephone or via the Internet at a later date; or

•	by voting in person at the meeting.

If you are a street name holder, please consult your broker, bank, trustee or nominee for instructions on how to change your vote.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of shares held in street name. We have retained The Proxy Advisory Group, LLC to assist in the solicitation of proxies for a fee of approximately $7,500 plus associated costs and expenses.

We are soliciting proxies primarily by mail. In addition, proxies may be solicited by telephone or facsimile, or personally by our directors, officers and regular employees. These individuals will receive no compensation (other than their regular salaries) for these services.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of paper copies?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials to our shareholders by providing access to these documents on the Internet instead of mailing printed copies. In general, you will not receive printed copies of the materials unless you request them or you are a participant in the H.B. Fuller 401K Thrift Plan. Instead, we mailed you the Notice of Internet Availability of Proxy Materials (unless you have previously consented to electronic delivery or already requested to receive paper copies), which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials explains how to submit your proxy over the Internet. If you would like to receive a paper copy or e-mail copy of the proxy materials, please follow the instructions provided in the Notice of Internet Availability of Proxy Materials.

Are the proxy and related materials available electronically?

Yes.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be held on April 15, 2010

Our Proxy Statement and 2009 Annual Report, including our Annual Report on Form 10-K, as amended, are available at www.proxyvote.com.

Will any other business be considered at the meeting?

Our Bylaws provide that a shareholder may present a proposal at the annual meeting that is not included in this Proxy Statement only if proper written notice was received by us. No shareholder has given the timely notice required by our Bylaws in order to present a proposal at the Annual Meeting. Our Board of Directors does not intend to present any other matters for a vote at the Annual Meeting. If you wish to present a proposal at the 2011 Annual Meeting, please see “How can a shareholder present a proposal at the 2011 Annual Meeting?”

As of the date of this Proxy Statement, we do not know of any other business to be presented for consideration at the Annual Meeting. If any other business does properly come before the meeting, the persons named as proxies on the enclosed proxy card will vote in accordance with their best judgment as to the best interests of H.B. Fuller and its shareholders.

How can a shareholder present a proposal at the 2011 Annual Meeting?

In order for a shareholder proposal to be considered for inclusion in our Proxy Statement for the 2011 Annual Meeting, the written proposal must be received at our principal executive offices by the close of business on November 2, 2010. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials and with the requirements set forth in our Bylaws. Please contact our Corporate Secretary for a copy of such regulations and for a description of the steps outlined in our Bylaws that must be taken to present such a proposal.

If a shareholder wishes to present a proposal at the 2011 Annual Meeting that would not be included in our Proxy Statement for such meeting, the shareholder must provide notice to us no later than January 17, 2011 and no earlier than December 16, 2010. Please contact the Corporate Secretary for a description of the steps to be taken to present such a proposal.

How can a shareholder get a copy of the Company’s 2009 Annual Report on Form 10-K?

Our 2009 Annual Report, including our Annual Report on Form 10-K for the year ended November 28, 2009, as amended, accompanies this Proxy Statement. The 2009 Annual Report, including our Form 10-K, as amended, is also available in the “Financial” section of our Investor Relations page of our website, www.hbfuller.com. If requested, we will provide you copies of any exhibits to the Form 10-K upon payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the Form 10-K, as amended, by writing to the Corporate Secretary, H.B. Fuller Company, 1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

Who is the Corporate Secretary?

The Corporate Secretary is Timothy J. Keenan. The mailing address is the Office of the Corporate Secretary, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how much H.B. Fuller Common Stock each director and executive officer listed in the Summary Compensation Table in this Proxy Statement beneficially owned as of January 29, 2010. The table also shows the beneficial ownership of H.B. Fuller Common Stock of all directors and executive officers of H.B. Fuller as a group. In general, “beneficial ownership” includes those shares of our Common Stock which a director or executive officer has the power to vote or transfer, as well as stock options that are exercisable currently or within 60 days and stock underlying phantom stock units that may be acquired, in certain circumstances, within 60 days. The detail of beneficial ownership is set forth in the following table. In addition, the table shows all shareholders known to us to be the beneficial owners of more than 5% of H.B. Fuller Common Stock.

Unless otherwise noted, the shareholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them, and such shares are not subject to any pledge.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
Mairs and Power, Inc.	4,008,397	(1)	8.2%
BlackRock, Inc.	3,931,151	(2)	8.04%
FMR LLC	3,018,505	(3)	6.18%
Artisan Partners Holdings LP	2,512,800	(4)	5.14%
Juliana L. Chugg	8,871	(5)(6)	*
J. Michael Losh	58,161	(5)	*
Lee R. Mitau	83,647	(5)(6)	*
Alfredo L. Rovira	21,242	(5)	*
John C. van Roden, Jr.	18,842	(5)	*
R. William Van Sant	25,218	(5)	*
Michele Volpi	367,720	(7)	*
James R. Giertz	59,501	(8)	*
James J. Owens	47,113	(9)	*
Barry S. Snyder	43,170	(10)	*
Ann B. Parriott	75,163	(11)	*
All directors and executive officers as a group (15 people)	1,084,954	(12)	2.19%

*	Indicates less than 1%.

(1)	This information is based on a Schedule 13G/A filed by the holder with the SEC on February 8, 2010 reporting beneficial ownership as of December 31, 2009. The holder reported that, as an investment adviser under the Investment Advisers Act of 1940, it furnishes investment advice to two investment companies and serves as an investment manager to certain other commingled group trusts and separate accounts. In this capacity, the holder has sole voting power over 3,521,400 shares and dispositive power over all of the shares. In addition, the holder disclaims beneficial ownership of all of the shares. Also, the interest of one entity, Mairs and Power Growth Fund, Inc., an investment company registered under the Investment Company Act of 1940, in the Common Stock of H.B. Fuller Company amounted to 3,100,000 shares at December 31, 2009. The holder’s address is W-1520 First National Bank Building, 332 Minnesota Street, Saint Paul, Minnesota 55101.

(2)

This information is based on a Schedule 13G filed with the SEC on January 29, 2010 reporting beneficial ownership as of December 31, 2009. This filing amends the most recent Schedule 13G filing made by Barclays Global Investors, NA and certain of its affiliates (Barclays Global Investors, NA and such affiliates are collectively referred to as the “BGI Entities”). BlackRock, Inc. completed an acquisition of Barclays Global Investors from Barclays Bank PLC. As a result, substantially all of the BGI Entities are now included as subsidiaries of BlackRock, Inc. for purposes of Schedule 13G filings. The holder reported it has sole voting power and sole dispositive power over all of the shares. The holder’s address is 40 East 52nd Street, New York, New York 10022.

(3)	This information is based on a Schedule 13G/A filed by the holder with the SEC on February 16, 2010 reporting beneficial ownership as of December 31, 2009. The holder reported that, FMR LLC, a parent holding company, has sole voting power over 20,600 shares and dispositive power over all of the shares. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser under the Investment Advisers Act of 1940, is the beneficial owner of 2,997,905 shares as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 2,997,905 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, the Chairman of FMR LLC, are the predominant owners directly or through trusts of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. Through their ownership of voting common shares and the execution of a shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned by the Fidelity Funds. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. FIL Limited (“FIL”), which provides investment advisory and management services to non-U.S. investment companies and certain institutional investors, beneficially owns 20,600 shares. The holder’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)	This information is based on a Schedule 13G filed with the SEC on February 11, 2010 by Artisan Partners Holdings LP (“Artisan Holdings”) reporting beneficial ownership as of December 31, 2009. The report was also filed on behalf of Artisan Investment Corporation (“Artisan Corp.”), Artisan Partners Limited Partnership (“Artisan Partners”), Artisan Investments GP LLC (“Artisan Investments), ZFIC, Inc. (“ZFIC”), Andrew A. Ziegler and Carlene M. Ziegler. Artisan Partners and Artisan Holdings are investment advisers registered under the Investment Advisers Act of 1940; Artisan Holdings is the sole limited partner of Artisan Partners; Artisan Investments is the general partner of Artisan Partners; Artisan Corp is the general partner of Artisan Holdings; ZFIC is the sole stockholder of Artisan Corp.; Mr. Ziegler and Ms. Ziegler are the principal stockholders of ZFIC. The report states that the shares reported therein were acquired on behalf of discretionary clients of Artisan Partners and Artisan Holdings. Persons other than Artisan Partners and Artisan Holdings are entitled to receive all dividends from, and proceeds from the sale of, those shares. The holder reported that it has shared voting power over 2,297,900 shares, and shared dispositive power over all of the shares. The holder’s address is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.

(5)	Includes phantom stock units credited to the accounts of directors who participate in the Directors’ Deferred Compensation Plan, described under the heading “Director Compensation” that may be acquired, in certain circumstances, within 60 days. The number of units credited to each director participating in this plan that may be acquired within 60 days is as follows:

Juliana Chugg	7,524	Alfredo L. Rovira	19,303
J. Michael Losh	54,387	John C. van Roden, Jr.	3,881
Lee R. Mitau	41,209	R. William Van Sant	8,677

Excludes phantom stock units credited to the accounts of directors who participate in the Directors’ Deferred Compensation Plan, described under the heading “Director Compensation” that are not able to be acquired within 60 days. The number of units credited to each director participating in this plan that are excluded from the table is as follows:

Lee R. Mitau	42,220	William R. Van Sant	37,481
John C. van Roden, Jr.	7,121

None of the phantom stock units are entitled to vote at the meeting.

(6)	Includes the following shares of restricted Common Stock awarded under the 1998 Directors’ Stock Incentive Plan, including shares acquired upon reinvestment of dividends:

Juliana Chugg	1,347	Lee R. Mitau	16,362

(7)	Includes 107,530 shares of restricted Common Stock subject to forfeiture, 2,914 shares held in trust under H.B. Fuller’s 401(k) Thrift Plan, 212,682 shares that could be issued pursuant to stock options which are currently exercisable and 766 phantom stock units credited to Mr. Volpi’s H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan described in the narrative accompanying the Nonqualified Deferred Compensation Table in this Proxy Statement that may be acquired, in certain circumstances, within 60 days. Excludes 3,129 phantom stock units credited to Mr. Volpi’s H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan. None of the phantom stock units are entitled to vote at the meeting.

(8)	Includes 30,507 shares of restricted Common Stock subject to forfeiture, 1,087 shares held in trust under H.B. Fuller’s 401(k) Thrift Plan and 17,907 shares that could be issued pursuant to stock options which are currently exercisable.

(9)	Includes 26,836 shares of restricted Common Stock subject to forfeiture, 316 shares held in trust under H.B. Fuller’s 401(k) Thrift Plan, and 13,761 shares that could be issued pursuant to stock options which are currently exercisable.

(10)	Includes 23,108 shares of restricted Common Stock subject to forfeiture, 400 shares held in trust under H.B. Fuller’s 401(k) Thrift Plan and 18,162 shares that could be issued pursuant to stock options which are currently exercisable.

(11)	Includes 18,788 shares of restricted Common Stock subject to forfeiture, 1,025 shares held in trust under H.B. Fuller’s 401(k) Thrift Plan and 47,426 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 485 phantom stock units credited to Ms. Parriott’s H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan. None of the phantom stock units are entitled to vote at the meeting.

(12)	Includes 230,375 shares of restricted Common Stock subject to forfeiture, 19,259 shares held in trust under H.B. Fuller’s 401(k) Thrift Plan, 516,845 shares that could be issued pursuant to stock options which are currently exercisable and 136,412 phantom stock units credited to executive officers’ and directors’ individual H.B. Fuller Common Stock accounts under the Key Employee Deferred Compensation Plan and the Directors’ Deferred Compensation Plan that may be acquired, in certain circumstances, within 60 days. Excludes 99,275 phantom stock units credited to the individual accounts under the Directors’ Deferred Compensation Plan and the Key Employee Deferred Compensation Plan that may not be acquired within 60 days. Excludes 34,675 restricted stock units which are subject to forfeiture. Neither the restricted stock units nor any of the phantom stock units in the Directors’ Deferred Compensation Plan or the Key Employee Deferred Compensation Plan are entitled to vote at the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes in ownership of H.B. Fuller’s securities with the SEC. These reports are available for review on our website: www.hbfuller.com, in the “Financial” section of the Investor Relations page. Directors and executive officers are required to furnish us with copies of these reports. Based solely on a review of these reports and written representations from the directors and executive officers, we believe that all directors and executive officers complied with all Section 16(a) filing requirements for fiscal year 2009.

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal

The Board of Directors is currently composed of seven directors and divided into three classes. Each year one class of directors stands for election for a three-year term. The term of office for Class II directors, consisting of John C. van Roden, Jr. and Michele Volpi, will expire at the annual meeting.

At the annual meeting, two persons are to be elected as Class II directors to hold a three-year term of office from the date of their election until the 2013 annual meeting and until their successors are duly elected and qualified. The two nominees for election as Class II directors are John C. van Roden, Jr. and Michele Volpi, both of whom are currently directors. Both of the nominees have agreed to serve as a director if elected. Following the annual meeting, the Board will be comprised of seven directors. Pursuant to our Company’s Bylaws, no more than 15 persons may serve on the Board. For information on how a shareholder may suggest a person to be a nominee to the Board, see “How can a shareholder suggest a candidate for election to the Board?”

Unless earlier terminated due to retirement or resignation, the term of office for Class III directors, consisting of J. Michael Losh, Lee R. Mitau and R. William Van Sant, will expire at the annual meeting in 2011, and the term of office for Class I directors, consisting of Juliana L. Chugg and Alfredo L. Rovira, will expire at the annual meeting in 2012. All of the directors were elected to the Board of Directors by the shareholders.

If, for any reason, any nominee becomes unable to serve before the election, we will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the Board of Directors, at its option, may reduce the number of directors constituting Class II directors.

The Board of Directors recommends a vote FOR election of each of the nominees.

Who are the nominees?

The nominees provided the following information about themselves as of January 31, 2010.

Class II (Term Ending in 2010)

John C. van Roden, Jr.
Age:	60
Director Since:	2003
Principal Occupation:	Private Investor
Business Experience:	Mr. van Roden was appointed Executive Vice President and Chief Financial Officer of Glatfelter, Inc., a global supplier of specialty papers and engineered products, in February 2005 and served in that capacity until January 2007, at which time he became a consultant. From 2003 to February 2005 he served as Senior Vice President and Chief Financial Officer of Glatfelter, Inc. He served as Senior Vice President and Chief Financial Officer at Conectiv, an energy company located in Wilmington, Delaware, from 1998 to 2003 and at Lukens, Inc., a specialty steel producer located in Coatesville, Pennsylvania, from 1982 to 1998.
Other Directorships:	Mr. van Roden is a director of Airgas, Inc., Penn Virginia GP Holdings, L.P. and Horsehead Corporation.

Michele Volpi
Age:	45
Director Since:	2006
Principal Occupation:	President and Chief Executive Officer, H.B. Fuller Company.
Business Experience:	Mr. Volpi was appointed President and Chief Executive Officer of H.B. Fuller Company in December 2006. He was Group President, General Manager of the Global Adhesives Division of H.B. Fuller Company from December 2004 to December 2006. Prior to that position, he served as Global Strategic Business Unit Manager, Assembly for H.B. Fuller Company from June 2002 to December 2004. From 1999 to June 2002, Mr. Volpi served as General Manager, Marketing for General Electric Company.

How can a shareholder suggest a candidate for election to the Board?

The Corporate Governance and Nominating Committee of the Board nominates all candidates for election to the Board. Generally, current directors or third party search firms engaged by the Corporate Governance and Nominating Committee identify candidates for consideration by the Committee. The Corporate Governance and Nominating Committee will review all nominees to the Board of Directors, including an assessment of a nominee’s judgment, experience, independence and such other factors as the Corporate Governance and Nominating Committee concludes are pertinent in light of the Board’s needs. The Board of Directors believes that its membership should reflect a diversity of experience, skills, geography, gender and ethnicity. The Corporate Governance and Nominating Committee will select qualified nominees and review its recommendations with the Board, which will decide whether to invite any nominee to join or stand for re-election to the Board. The Committee will consider candidates recommended by any shareholder using the same criteria set forth above. Recommendations may be sent to the Corporate Governance and Nominating Committee in care of the Corporate Secretary of H.B. Fuller. No shareholder recommended any candidate during fiscal year 2009.

Who are the remaining directors?

The directors not standing for election at the meeting and whose service will continue until the end of their respective terms also provided the following information about themselves as of January 31, 2010.

Class I (Term Ending in 2012)

Juliana L. Chugg
Age:	42
Director Since:	2007
Principal Occupation:	Senior Vice President, President Pillsbury USA, General Mills, Inc., a manufacturer and marketer of consumer food products, located in Minneapolis, Minnesota.
Business Experience:	Ms. Chugg has been with General Mills, Inc. since September 1996. Prior to her appointment as Senior Vice President and President, Pillsbury USA in 2006, she served as Vice President, President of Baking Division from August 2004 to June 2006. Prior to that appointment she served in Australia as the Managing Director of General Mills from June 1999 to August 2004. Prior to that appointment she served as the Marketing Director.
Other Directorships:	Ms. Chugg is a director of VF Corporation.

Alfredo L. Rovira
Age:	64
Director Since:	2003
Principal Occupation:	Managing partner of the law firm of Brons & Salas, and Co-Chairman of the Corporate Law Department of that firm, located in Buenos Aires, Argentina.
Business Experience:	Mr. Rovira has been associated with Brons & Salas since 1970, has served as managing partner since April 1992, and has served, first as Chairman since 1984 and later as Co-Chairman of the Corporate Law Department, since April 1992. At Brons & Salas, Mr. Rovira has had extensive experience as an arbitrator involving both domestic and multinational companies. He has also written and taught extensively on legal topics.

Class III (Term Ending in 2011)

J. Michael Losh
Age:	63
Director Since:	2001
Principal Occupation:	Private Investor
Business Experience:	Mr. Losh was the interim Chief Financial Officer of Cardinal Health, Inc., a provider of products and services for the health care market, located in Dublin, Ohio, from July 2004 to May 2005. He was the Chairman of Metaldyne Corporation (now a wholly-owned subsidiary of Asahi Tec Corporation), a global designer and supplier of high quality, metal-formed components, assemblies and modules for the transportation industry headquartered in Plymouth, Michigan, from 2000 to 2002. Prior to that position, Mr. Losh was employed by General Motors Corporation from 1964 to 2000. At General Motors he served in a variety of operating and financial posts in the U.S., Mexico and Brazil, including general manager of both the Pontiac and Oldsmobile divisions. From 1994 to 2000, Mr. Losh was Chief Financial Officer of General Motors.
The Board of Directors has determined that Mr. Losh is an audit committee financial expert as that term is defined under the rules of the SEC.
Other Directorships:

AON Corporation, AMB Property Corp., CareFusion Corporation, MASCO Corporation, and TRW Automotive Holdings Corporation.

In addition to H.B. Fuller’s Audit Committee, Mr. Losh serves on the audit committees of AMB Property Corp., CareFusion Corporation, MASCO Corp. and TRW Automotive Holdings Corp. The Board of Directors of H.B. Fuller has determined that such simultaneous service does not impair Mr. Losh’s ability to effectively serve on our Audit Committee. This determination reflects Mr. Losh’s experience and understanding of financial statements, accounting principles and controls and audit committee functions gained throughout his professional career, and his availability to devote time and attention to his service on each committee.

Lee R. Mitau
Age:	61
Director Since:	1996, Chairman of the Board since December 2006.
Principal Occupation:	Executive Vice President and General Counsel, U.S. Bancorp, a bank holding company headquartered in Minneapolis, Minnesota.
Business Experience:	Mr. Mitau has been Executive Vice President and General Counsel of U.S. Bancorp since 1995.
Other Directorships:	Mr. Mitau is Chairman of the Board of Graco Inc.
R. William Van Sant
Age:	71
Director Since:	2001
Principal Occupation:	Operating Partner, Stone Arch Capital, LLC, a private equity fund based in Minneapolis, Minnesota.
Business Experience:	Mr. Van Sant joined Stone Arch Capital, LLC as an Operating Partner in January 2008. He served as President and Chief Executive Officer of Paladin (a Dover Company), a manufacturer of heavy-duty construction products headquartered in Cedar Rapids, Iowa, from August 2006 to December 2007. He previously served as Chairman of Paladin from July 2005 to August 2006 and as Chairman and Chief Executive Officer of Paladin from October 2003 to July 2005. Mr. Van Sant was also an Operating Partner of Norwest Equity Partners, a leveraged buyout capital firm headquartered in Minneapolis, Minnesota, from 2001 to August 2006. He was Chairman, Director and Chief Executive Officer of Nortrax, Inc., a distributor of John Deere construction equipment in Minneapolis, Minnesota, from 1999 to March 2001.
Other Directorships:	Mr. Van Sant is a director of Graco Inc.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board, upon recommendation of the Corporate Governance and Nominating Committee, has adopted Corporate Governance Guidelines, which summarize many of the corporate governance principles that the Board has followed in governing H.B. Fuller. The guidelines are available for review on our website: www.hbfuller.com, in the “Governance” section of the Investor Relations page.

Code of Business Conduct

We have a Code of Business Conduct applicable to all of our directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of this Code of Business Conduct is available for review on our website at www.hbfuller.com, in the “Governance” section of the Investor Relations page.

Communications with Directors

Any shareholder or other interested party may contact the Board, independent directors as a group, any committee or an individual director, by mailing a letter addressed to the Board, committee or individual director in care of the Corporate Secretary. The Corporate Secretary reviews all communications, and after ascertaining whether such communications are appropriate to the duties and responsibilities of the Board, will forward such correspondence to the directors for their information and consideration. The Board has requested that the Corporate Secretary not forward the following types of communications to the Board: general solicitations for business or products, job applications or resumes, and any material that does not relate to the responsibilities of the Board.

Director Independence

Pursuant to our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange (“NYSE”), the Board has determined that all current Board members, other than Mr. Volpi, are independent. No director is considered independent unless the Board affirmatively determines that such director has no material relationship with H.B. Fuller. In assessing the materiality of any person’s relationship with H.B. Fuller, the Board considers all relevant facts and circumstances, including not only direct relationships between H.B. Fuller and each director but also any relationships between H.B. Fuller and any entity with which a director is affiliated.

The Board of Directors reviewed certain transactions between H.B. Fuller and our directors and entities with which they are affiliated and determined that they were made or established in the ordinary course of business and that the directors had no direct or indirect material interest in the transactions. Mr. Mitau and Ms. Chugg recused themselves from this review and determination as it related to the entities with which they are affiliated. The Board considered lending, trustee and credit card services between the Company and U.S. Bank (a commercial bank providing banking, brokerage, insurance, investment, mortgage, trust and payment services), the holding company of which Lee R. Mitau is the Executive Vice President and General Counsel. The Board also considered customer-supplier transactions between the Company and General Mills, Inc. (a manufacturer and marketer of consumer food products), of which Juliana Chugg is a Senior Vice President. After consideration of these relationships, the Board of Directors determined that the directors had no direct or indirect material interest in the transactions. In addition, the dollar amounts involved in the transactions with U.S. Bank and General Mills, Inc. fall below the thresholds set by the NYSE for director independence.

Meetings of the Board and Board Committees

Directors are expected to attend the Annual Meeting of Shareholders and all meetings (including teleconference meetings) of the Board and each committee on which they serve. The Board, the Compensation Committee and the Corporate Governance and Nominating Committee each held seven scheduled meetings during the 2009 fiscal year. The Audit Committee held ten meetings during the 2009 fiscal year, five of which were teleconference meetings. During the fiscal year, the directors attended greater than 75% of the meetings of the Board and Board committees on which the directors served. In addition, all of the then-serving directors attended our Annual Meeting of Shareholders held on April 16, 2009.

What are the roles of the Board’s committees?

The Board of Directors is responsible for the overall affairs of H.B. Fuller. The Board conducts its business through meetings of the Board and three standing committees: Audit; Compensation; and Corporate Governance and Nominating. The Board has adopted a written charter for each committee. The charters for each of these committees are available for review on our website: www.hbfuller.com in the “Governance” section of the Investor Relations page. When necessary, the Board may also establish ad hoc committees to address specific issues.

Audit Committee

J. Michael Losh (Chair)	Julianna L. Chugg
Alfredo L. Rovira

Number of Meetings in fiscal year 2009:    Ten

Functions:    The Audit Committee appoints the independent registered public accounting firm to audit our consolidated financial statements, oversees the audit and the independence and performance of our independent registered public accounting firm, determines and pre-approves the type and scope of all audit, audit-related and non-audit services provided by our independent registered public accounting firm, oversees our internal audit function, reviews the performance of our retirement plans and reviews the annual audited consolidated financial statements, accounting principles and practices and the adequacy of internal controls. In addition, the Audit Committee reviews the Company’s risk management policies and procedures to assess their adequacy and appropriateness in the context of the Company’s business and operating environment. This Committee also monitors compliance with our Code of Business Conduct and our Policy and Procedures Regarding Transactions with Related Persons.

All of the members of the Audit Committee are considered independent as that term is defined by our Corporate Governance Guidelines, the listing standards of the NYSE and the applicable rules and regulations of the SEC. Independence is considered and determined by the Board of Directors. The Board of Directors has also determined that Mr. J. Michael Losh satisfies the requirements of an audit committee financial expert as such term is defined under the rules and regulations of the SEC. The Audit Committee Report for fiscal year 2009 is included in this Proxy Statement.

Compensation Committee

R. William Van Sant (Chair)	Lee R. Mitau
John C. van Roden, Jr.

Number of Meetings in fiscal year 2009:    Seven

Functions:    The Compensation Committee establishes overall compensation programs and practices for executives and reviews and approves compensation, including salary, incentive programs, stock-based awards and compensation, retirement plans, perquisites and other supplemental benefits, employment agreements, severance agreements, change in control provisions and other executive compensation items for our executive officers. The Compensation Committee monitors the competitiveness, fairness and equity of our retirement plans and administers our stock-based compensation plans and individual awards.

The Compensation Committee annually reviews and approves compensation for our non-employee directors including retainers, fees, stock-based awards, and other compensation and expense items.

The Compensation Committee may delegate its authority to the Chair of the Compensation Committee to accelerate vesting of outstanding awards. The Committee intends this delegation of authority for situations of retirement or termination, and where it is impractical to obtain participation by all Committee members.

The Compensation Committee may use outside compensation consultants to provide compensation advice, competitive survey data and other reference market information related to trends and competitive practices in executive compensation. During fiscal 2009, the Compensation Committee hired Mercer (US) Inc. (“Mercer”), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., as an outside compensation consultant to conduct an analysis of CEO compensation (base salary, short-term incentive and long-term incentive). Mercer presented information regarding CEO compensation to the Compensation Committee, provided a market data report on CEO compensation and presented its findings and recommendations for discussion. The Mercer consultant who performed these services reported directly to the Compensation Committee Chair. All of the decisions with respect to determining the amount or form of executive compensation under the Company’s executive compensation programs are made by the Compensation Committee alone and may reflect factors and considerations other than the information and advice provided by Mercer. Mercer also provides defined benefit and health and welfare administration, outsourced benefits enrollment management services and other benefit program consulting services to the Company. During fiscal 2009, management also used Towers, Perrin, Forster & Crosby, Inc. (“Towers Perrin”) as an outside compensation consultant to conduct an analysis on non-employee director compensation and the long-term incentive plan design with the knowledge and agreement of the Compensation Committee. Towers Perrin presented market data regarding non-employee director compensation and the long-term incentive plan design to the Compensation Committee. Towers Perrin also provides actuarial, benefits, medical plan and employee engagement survey consulting services to the Company. Management also uses Hewitt Associates as an outside compensation consultant to provide a Black-Scholes value of H.B. Fuller stock to be used in stock option calculations. During fiscal 2009, Towers Perrin and Hewitt Associates also provided market compensation survey information. See discussion in the “Compensation Discussion and Analysis” section of this Proxy Statement.

All of the members of the Compensation Committee are considered independent as that term is defined by our Corporate Governance Guidelines and the listing standards of the NYSE. Independence is considered and determined by the Board of Directors. The Committee operates under a written charter adopted by our Board, which is reviewed annually. A copy of the charter is available on our website: www.hbfuller.com in the “Governance” section of the Investor Relations page. The Compensation Committee Report for fiscal year 2009 is included in this Proxy Statement.

Corporate Governance and Nominating Committee

Lee R. Mitau (Chair)	John C. van Roden, Jr.
R. William Van Sant

Number of Meetings in fiscal year 2009:    Seven

Functions:    The Corporate Governance and Nominating Committee reviews matters of corporate governance, including our organizational structure and succession planning. This Committee evaluates and recommends new director nominees and evaluates each current director prior to nominating such person for re-election. The Corporate Governance and Nominating Committee reviews a director’s continued service if a director’s occupation changes during his or her term. This Committee also evaluates the performance of the Chairman of the Board, the President and Chief Executive Officer, and the directors, and makes recommendations to the Board regarding any shareholder proposals.

This Committee considers shareholder recommendations for potential director nominees. See “How can a shareholder suggest a candidate for election to the Board?”

All of the members of the Corporate Governance and Nominating Committee are considered independent as that term is defined by our Corporate Governance Guidelines and the listing standards of the NYSE. Independence is considered and determined by the Board of Directors.

Presiding Director

If the Chairman of the Board of Directors is not the CEO or an executive officer of H.B. Fuller, then he/she serves as the Presiding Director. Otherwise, the Chair of the Corporate Governance and Nominating Committee serves as the Presiding Director. Lee R. Mitau was elected non-executive Chairman of the Board in December 2006 and in this capacity has acted as the Presiding Director at Board of Director meetings and executive sessions of the non-management directors during fiscal year 2009.

Director Retirement

Directors have a mandatory retirement age of 72, unless a waiver of this retirement is granted by the Board of Directors. A director who is ending his or her service due to reaching the mandatory retirement age of 72 will end such term at the regular meeting of the Board immediately following the director’s 72nd birthday.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2007, the Board of Directors adopted a written policy and procedures for the review, approval or ratification of transactions with executive officers, directors and nominees for director and their immediate family members. In general, the policy provides that certain transactions with these related persons and their immediate family members and certain transactions with any person who is a security holder known to us to be the beneficial owner of more than five percent of any class of our stock, are subject to the review, approval and/or ratification of the disinterested members of the Audit Committee. If ratification of a transaction is not forthcoming, management must make all reasonable efforts to cancel or annul that transaction. If a transaction with a related party is entered into without the pre-approval of the Audit Committee, it shall not be deemed to violate these policies and procedures, or be invalid or unenforceable, so long as the transaction is brought to the Audit Committee for ratification as promptly as reasonably practical after it is entered into or brought to the Company’s attention. All executive officers and directors of H.B. Fuller are informed in writing on an annual basis of these policies and procedures. The Audit Committee may use any process and review any information that it determines is reasonable in order to determine if a transaction is fair and reasonable and on terms no less favorable to H.B. Fuller than could be obtained in a comparable arm’s length transaction with a third party unrelated to H.B. Fuller.

In addition, on an annual basis, each of our directors and executive officers completes a questionnaire and discloses information regarding entities with which they and their immediate family members are affiliated. Any person nominated for election as a director must complete a questionnaire no later than the date he or she becomes a member of the Board of Directors. Any person who becomes an executive officer must complete a questionnaire as soon as reasonably practicable thereafter.

Our Audit Committee annually reviews all transactions and relationships disclosed in the director and officer questionnaires and approves or ratifies, as applicable, any transactions with related persons. The Board of Directors makes a formal determination regarding each director’s independence.

During fiscal year 2009, we had transactions, arrangements and relationships with entities with which some of our related persons, specifically certain of our directors, are affiliated. However, in accordance with the procedures in the Company’s policy, the Audit Committee determined that those related persons had no direct or indirect material interest in those transactions, arrangements and relationships.

DIRECTOR COMPENSATION

The form and amount of compensation for each director is determined and reviewed at least annually by the Compensation Committee. Such compensation reflects the philosophy and practice for boards of similar public companies and is comprised of cash and H.B. Fuller Common Stock (or its equivalents). Similar to our executive compensation policy, the practice of generally aligning to the market median/50th percentile also applies to our director compensation.

2009 Review of Director Compensation

At the July 2009 meeting, the Compensation Committee reviewed a market analysis conducted by Towers Perrin relating to overall director compensation competitiveness, including annual board retainers, board meeting fees, committee meeting fees, committee chair retainers and annual stock- based awards. The market analysis included 20 chemical companies in the $1-4.1 billion revenue category and 26 companies in the general industry $.6-$3.4 billion revenue category. After a review of the reference market comparison data, the Compensation Committee determined to increase the annual retainer for the non-executive Chairman of the Board from $60,000 to $70,000 effective September 1st, to maintain the special annual retainer of $30,000 for R. William Van Sant for special advice and services provided to the Chairman of the Board and the President and CEO, and to increase the target award value of Common Stock Units from $52,500 to $70,000. The Committee approved an award value of $70,000 per director to be divided by the fair market value on July 1, 2009 to establish the number of units awarded. As a result, 3,619.44 Common Stock Units were awarded to each director except Mr. Marcantonio who resigned from the Board of Directors prior to the award.

Cash Fees

The following fees are paid to our non-employee directors:

Annual Board retainer	$35,000
Annual retainer for non-executive Chairman of the Board	$70,000
Special annual retainer for R. William Van Sant	$30,000
Annual retainer for Audit Committee Chair	$10,000
Annual retainer for Compensation Committee Chair and Corporate Governance and Nominating Committee Chair	$7,500
Daily attendance fee for each Board meeting	$1,000
Attendance fee for each Committee meeting, either in person or via telephone	$1,000
Attendance fee for each Committee ad-hoc telephone meeting	$500

Mr. Volpi, our President and Chief Executive Officer, does not receive separate compensation for serving as director nor for attendance at any meeting.

Travel Reimbursement

We also reimburse each director for any out-of-pocket expenses related to attendance at any meeting or arising from other H.B. Fuller business. If a non-employee director must travel to and from a meeting held in the United States on a day other than the day in which he/she receives any board or meeting fees, the director will be reimbursed $500 per day. For meetings held outside the United States and in the western hemisphere, non-employee directors are reimbursed $500 for travel each way. For meetings held outside the United States and in the eastern hemisphere, non-employee directors are reimbursed $1,000 for travel each way. The purpose of these payments is to reimburse non-employee directors fairly and equitably for significant travel time spent to and from H.B. Fuller Board of Directors meetings and/or committee meetings.

Equity Awards

In addition to the retainer, meeting and attendance fees described above, the Board believes it is important that each director have an economic stake in our Common Stock. As a result, the Compensation Committee typically makes an annual grant of shares of restricted Common Stock or an award of Common Stock units to each non-employee director. On July 1, 2009, the Compensation Committee made a discretionary award of 3,619.44 H.B. Fuller Common Stock units to each currently serving non-employee director under the Directors’ Deferred Compensation Plan. This plan is described below.

In addition, each director typically receives a one-time grant of H.B. Fuller Common Stock (or its equivalent) upon his/her initial election to the Board. These Common Stock (or its equivalent) awards are granted under our 2009 Director Stock Incentive Plan, which is described below. These shares vest four years from the date of grant subject to continued service during that period.

Directors’ Deferred Compensation Plan

Under this plan, directors may elect to defer all or a percentage of their retainer, attendance and meeting fees. Deferred amounts are credited with gains and losses based on the performance of certain mutual funds or H.B. Fuller Common Stock as elected by the director prior to deferring any fees. Directors who elect their retainer, attendance or meeting fees to be deferred into H.B. Fuller Common Stock units as an investment are credited with phantom stock units that will be paid out in shares of Common Stock. Phantom stock units are credited with dividend equivalents equal to the amount of dividends, if any, paid on an equal number of shares of H.B. Fuller Common Stock. The dividend equivalents are converted into additional phantom stock units based on the fair market value of H.B. Fuller Common Stock on the dividend payment date. If a participant elects to defer retainer, attendance or meeting fees into the H.B. Fuller Common Stock account in this plan, we make a 10% matching contribution of additional phantom stock units to the amount invested in H.B. Fuller Common Stock by the director. The phantom stock units credited to the directors’ accounts do not have voting rights. In addition, the Compensation Committee may make discretionary contributions to a participant’s Common Stock account under this plan. As described above, during fiscal year 2009, the Committee exercised this discretion and awarded each non-employee director (except for Mr. Marcantonio) 3,619.44 H.B. Fuller Common Stock units under this plan.

Any amounts deferred under this plan are paid in shares of H.B. Fuller Common Stock or cash (depending on the election made by the director) at the earliest to occur of:

•

The later of the date of the director’s retirement (that is, the date of resignation or removal from the Board or the end of the director’s elected term) or such other date as elected and specified by the director, which is subject to approval by the Compensation Committee and is made only at the time of the director’s initial elections and is irrevocable;

•	disability;

•	death;

•	the date of a change in control of H.B. Fuller; or

•	the date of termination of the plan.

2009 Director Stock Incentive Plan

Under this plan, we may issue to non-employee members of the Board of Directors restricted stock, restricted stock units, options, stock appreciation rights, performance awards or other stock-based awards. In addition, shares of H.B. Fuller Common Stock are issued under this plan to satisfy any requirements under the Directors’ Deferred Compensation Plan. The Compensation Committee determines the type, amount and other terms and conditions of any awards under this plan.

Physical Examinations

Non-employee directors are reimbursed for an annual physical examination and related expenses. These amounts are shown in the “All Other Compensation” column of the “Director Compensation Table” in this Proxy Statement.

Matching Gifts to Education Program

Under this program, we match a non-employee director’s contributions (up to $1,000) to eligible educational institutions. These amounts are shown in the “All Other Compensation” column of the “Director Compensation Table” in this Proxy Statement.

Director Compensation Table—Fiscal Year 2009

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation(2) ($)	Total ($)
Juliana L. Chugg	56,000	77,398	373	133,771
Knut Kleedehn(3)	54,231	67,571	19,588	141,390
J. Michael Losh(4)	68,500	67,518	16,638	152,656
Richard L. Marcantonio(5)	34,417	(2,276)	1,489	33,630
Lee R. Mitau(6)	125,000	82,043	17,784	224,827
Alfredo Rovira	60,500	68,355	7,070	135,925
John C. van Roden, Jr.(7)	57,500	68,377	13,957	139,834
R. William Van Sant(8)	93,500	67,438	9,351	170,289

(1)	This column shows the dollar amounts recognized in our fiscal year 2009 financial statements in accordance with applicable accounting standards. A discussion of the assumptions used in calculating these values may be found in Note 3 to the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended November 28, 2009, as amended. The negative $2,276 in the “Stock Awards” column for Mr. Marcantonio represents a reduction in the market value of the 2008 liability classified award. Mr. Marcantonio resigned prior to the discretionary award of Common Stock units on July 1, 2009. Each director, except for Mr. Marcantonio, received an award of 3,619.44 Common Stock units on July 1, 2009 with a grant date fair value of $70,000.

No non-employee director holds any stock options. The aggregate number of shares of restricted H.B. Fuller Common Stock and deferred stock units held by each non-employee director as of November 28, 2009 were as follows:

Name	Shares of Restricted Stock (#)	Deferred Common Stock Units (#)
Juliana L. Chugg	1,347	7,524
Knut Kleedehn	0	29,689
J. Michael Losh	0	53,919
Richard L. Marcantonio	0	17,364
Lee R. Mitau	16,362	83,016
Alfredo Rovira	0	19,304
John C. van Roden	0	10,808
R. William Van Sant	0	45,745

(2)	These amounts represent the following: for Ms. Chugg, dividends paid on unvested restricted stock of $373; for Mr. Kleedehn, a 10% company match pursuant to the 2003 Directors’ Deferred

Compensation Plan in the amount of $5,125, a director physical (including reimbursement of travel expenses) of $10,124 and a related tax gross up of $4,339; for Mr. Losh, a 10% company match pursuant to the 2003 Directors’ Deferred Compensation Plan in the amount of $6,850, a matching gift by H.B. Fuller to a qualified educational institution of $1,000 and a director physical (including reimbursement of travel expenses) of $4,767 and a tax gross-up of $4,021; for Mr. Marcantonio, dividends paid on unvested restricted stock of $781 and a 10% company match pursuant to the 2003 Directors’ Deferred Compensation Plan in the amount of $708; for Mr. Mitau, dividends paid on unvested restricted stock of $5,283 and a 10% company match pursuant to the 2003 Directors’ Deferred Compensation Plan in the amount of $12,501; for Mr. Rovira, a director physical (including reimbursement of travel expenses) of $4,949 and a related tax gross up of $2,121; for Mr. van Roden, a matching gift by H.B. Fuller to a qualified educational institution of $1,000, a 10% company match pursuant to the 2003 Directors’ Deferred Compensation Plan in the amount of $5,042, a director physical (including reimbursement of travel expenses) of $4,294 and a tax gross up of $3,621; and for Mr. Van Sant, a 10% company match pursuant to the 2003 Directors’ Deferred Compensation Plan in the amount of $9,351.

(3)	Mr. Kleedehn elected to receive 100% of his annual retainer and meeting fees in Common Stock units in lieu of cash. That election resulted in the conversion of $54,231 into 3,689 Common Stock units. This amount does not include any dividend equivalents or match paid by the Company. Mr. Kleedehn retired from the Board of Directors effective October 1, 2009.

(4)	Mr. Losh elected to receive 100% of his annual retainer and meeting fees in Common Stock units in lieu of cash. That election resulted in the conversion of $68,500 into 4,576 Common Stock units. This amount does not include any dividend equivalents or match paid by the Company.

(5)	Mr. Marcantonio elected to receive $7,077 of his calendar year 2008 annual retainer and meeting fees in Common Stock units in lieu of cash. That election resulted in the conversion of $7,077 into 570 Common Stock units. He elected to receive 100% of his annual retainer and meetings fees in cash for calendar year 2009. This amount does not include any dividend equivalents or match paid by the Company. Mr. Marcantonio resigned from the Board of Directors effective June 22, 2009.

(6)	Mr. Mitau elected to receive 100% of his annual retainer and meeting fees in Common Stock units in lieu of cash. That election resulted in the conversion of $125,000 into 8,386 Common Stock units. This amount does not include any dividend equivalents or match paid by the Company.

(7)	Mr. van Roden elected to receive 100% of his annual retainer and meeting fees in Common Stock units in lieu of cash. That election resulted in the conversion of $57,500 into 3,262 Common Stock units. This amount does not include any dividend equivalents or match paid by the Company.

(8)	Mr. Van Sant elected to receive 100% of his annual retainer and meeting fees in Common Stock units in lieu of cash. That election resulted in the conversion of $93,500 into 6,274 Common Stock units. This amount does not include any dividend equivalents or match paid by the Company.

Stock Ownership Guidelines

We have and maintain goals for stock ownership by all non-employee directors. Our goal for director stock ownership is five times the annual board retainer within five years of becoming a director. A review of director stock ownership was conducted using June 30, 2009 stock values. At the time of this review, all directors had met or exceeded this goal except for Ms. Chugg who became a director in April 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes the material elements of compensation awarded to each of our executive officers listed in the Summary Compensation Table in this Proxy Statement (the “named executive officers”). This discussion and analysis focuses on the information contained in the tables and accompanying footnotes and narrative for fiscal year 2009 which follow this Compensation Discussion and Analysis. We discuss compensation actions taken during fiscal years 2008 and 2010 to the extent they enhance the understanding of our executive compensation program for fiscal year 2009.

The Compensation Committee of the Board of Directors oversees the compensation programs and practices for named executive officers and other key executive officers and directors. The Compensation Committee reviews and approves compensation, including salary, incentive programs, stock-based awards, retirement plans, perquisites and supplemental benefits, employment agreements, severance arrangements, change in control provisions and other executive compensation items for our executive officers.

The Compensation Committee annually reviews and approves compensation for our non-employee directors, including retainers, fees, stock-based awards and other compensation and expense items. This review is discussed under the “Director Compensation” section of this Proxy Statement.

The processes and procedures for the Compensation Committee oversight of compensation programs are discussed in the “Corporate Governance” section of this Proxy Statement.

Philosophy

The philosophy behind and goal of our executive compensation program (in which all the named executive officers participate) is to provide a competitive compensation package that rewards executive officers for sustained financial and operating performance that creates long-term value for our shareholders. We have designed and implemented our compensation programs for our executive officers to meet three principal goals:

•	Attract, motivate, reward and retain executive officers;

•	Motivate these individuals to achieve short-term and long-term corporate goals that enhance shareholder value, without the taking of undue risk; and

•	Support H.B. Fuller’s core values and culture by promoting equity among executive officer positions, while considering external competitiveness and job responsibilities.

To meet these goals, H.B. Fuller has the following guidelines:

•	Pay compensation that is competitive with the practices of companies in a broad number of industries, as well as in the chemical industry, with revenues comparable to our revenues;

•	Pay for performance by setting challenging performance goals for our executive officers and providing a short-term incentive plan that is based upon achievement of these goals; and

•

Provide long-term incentives in the form of stock options, restricted stock and/or restricted stock units to increase long-term shareholder value while aligning the interests of our executive officers with those of our shareholders.

These guidelines are considered by the Compensation Committee when the various elements of the executive compensation program are being assessed. We strive to keep each individual element of compensation at or near the market median/50th percentile, therefore keeping our total compensation at approximately the market median/50th percentile.

Key Elements of the Executive Compensation Program

The key elements of the executive compensation program are:

Element of Compensation	Type of Compensation	Purpose	Performance Metric(s)
Base Salary	Cash	Attract and retain high caliber executive talent with competitive fixed compensation	Not performance based

Short-term incentive	Cash	Aligns executive performance with achievement of company strategic goals and objectives and provides financial reward for meeting or exceeding specific metrics	Earnings per Share, Organic Revenue, ROGI, Operating Income (See definitions under “Annual Short-Term Incentive Program” heading in this Proxy Statement)

Long-term incentive	Stock Options	Ownership of common stock encourages long-term strategic decision making that is aligned with shareholder interest	Employee tenure required to exercise options and increase in Company Common Stock price increases value of options
	Restricted Stock and Restricted Stock Units	Retention of executive talent and reward for performance	Employee tenure required to achieve vesting of grant and increase in Company Common Stock price increases value of award

Other benefits	Includes supplemental retirement and deferred compensation plans, severance, change-in-control and other perquisites	Attract and retain high caliber executive talent	Not performance-based

Many of our compensation elements simultaneously fulfill one or more of our stated objectives. In determining the particular elements of compensation that will be used to implement our overall compensation policies, the Compensation Committee takes into consideration factors related to H.B. Fuller’s performance, such as H.B. Fuller’s earnings and revenue growth, and business-unit-specific operational and financial performance. Other considerations include H.B. Fuller’s business objectives, its corporate responsibilities (including equity among executive officer positions and affordability), competitive practices and trends, and regulatory requirements. In deciding on the type and amount of compensation for each executive officer, we focus on both the current pay and the opportunity for future compensation. We combine the compensation elements for each executive officer in a manner we believe optimizes the executive officer’s contribution to H.B. Fuller.

The Compensation Committee believes that there is a good balance between our base salary compensation, short-term incentive program and long-term incentive program, thereby reducing the possibility of imprudent risk taking. We also discuss risk management in our compensation programs under our “Annual Short-Term Incentive Program” and “Long-Term Incentive Program” headings below.

Competitive Market

We define our market as a broad range of companies across various industries in the $1-3 billion revenue category as well as companies in the chemical industry in the $1-3 billion revenue category. We chose this revenue category because revenue from our prior fiscal year and revenue from fiscal 2009 was expected to be in this range. We use published survey data from Hewitt Associates ($1-2.5 billion revenue category) and Towers Perrin ($1-3 billion revenue category) for our executive compensation analysis. H.B. Fuller participates in both of these surveys. The Hewitt Associates survey includes 381 companies and is titled “Total Compensation Measurement™ (TCM™) General Industry/Retail Total Compensation by Industry: Executive -2008”; the Towers Perrin survey includes 783 companies and is titled “U.S. CDB General Industry Executive Database 2008 Descriptive Statistics Report.” When analyzing compensation paid to named executive officers, we use specific data that matches revenue and job responsibilities from the published surveys. For fiscal 2009, the above-referenced survey data that we utilized to review total compensation (base salary, short-term incentive program and long-term incentive program) for our executive officers showed that our total compensation was in line with the market data that matches revenue and job responsibilities. Therefore, in order to be judicious with our expenses and because the market surveys did not indicate the necessity to look at chemical industry data, we did not use a chemical industry survey for fiscal 2009 comparison purposes. We use these surveys because they are sources for reliable market information. When we refer to market data in the rest of this Compensation Discussion and Analysis, unless otherwise noted, we are referring to these surveys.

Compensation Process

The Compensation Committee reviews and approves all elements of compensation for our Chief Executive Officer, Michele Volpi (CEO), taking into account the Board of Directors’ review and assessment of the performance of the CEO and information from our human resources personnel. The Compensation Committee may also consider competitive market data from one or more compensation consultants. The Compensation Committee discusses the CEO’s compensation package without him present. In this Proxy Statement, we discuss the use of compensation consultants when the Compensation Committee has engaged a consultant for a specific project. In addition, from time to time, management receives information from outside consultants in preparation for Compensation Committee meetings.

The Compensation Committee also reviews and approves all elements of compensation for our other executive officers, taking into account the recommendations of the CEO, as well as competitive market data and information from our human resources personnel. The Compensation Committee on occasion meets with the CEO and/or certain other executive officers to obtain recommendations with respect to our compensation programs, practices and packages for executive officers and directors. The Compensation Committee considers, but is not bound to and does not always accept, management’s recommendations with respect to executive compensation. Mr. Volpi attends the Compensation Committee’s meetings, except when his compensation package is discussed. In addition, the Compensation Committee also holds executive sessions not attended by any members of management.

The Compensation Committee has final authority to make decisions with respect to the compensation of our executive officers. The Compensation Committee also has authorized Mr. Volpi to make salary adjustments and short-term incentive bonus decisions for all employees other than executive officers under guidelines approved by the Compensation Committee.

Annual Cash Compensation

•	Base Salary

In General.    We provide a base salary to our executive officers to attract and retain high caliber executive talent. Each executive officer’s job is positioned in a salary grade based upon market data and an analysis of the job responsibilities of positions. Salary ranges are established to generally reflect competitiveness at the market median/50th percentile. Base salaries are set to reflect the complexity and importance of a position and the experience each executive officer brings to the position, as well as the market rate paid for such positions. Merit increases in base salary are tied to annual performance reviews.

Fiscal 2009 Salary Increases.    The Compensation Committee reviews and considers the annual performance of the CEO and determines whether and to what extent a merit salary increase is warranted. The Compensation Committee also reviews and considers the annual performance of, and proposed merit increases, if any, for each other executive officer in November or early December of each year effective for the next fiscal year. The amount of annualized base salary and year-over-year increase for each of the named executive officers in fiscal year 2009 is set forth in the following table. Annual merit increases are typically effective on December 1st regardless of the actual date of the fiscal year-end.

	Base Salary as of 12/1/2007 ($)	Base Salary as of 12/1/2008 ($)		Annualized Percent Increase from FY 2008 to FY 2009 (%)
Michele Volpi	710,000	738,400		4%
James R. Giertz	410,000	428,450		4.5%
James J. Owens	n/a	410,000	(1)	n/a (1)
Barry S. Snyder	n/a	290,000	(2)	n/a (2)
Ann B. Parriott	306,188	322,649		5.4%

(1)	Mr. Owens began his employment with the Company on August 25, 2008. His annualized base salary for fiscal 2008 was $410,000. Mr. Owens did not receive a merit increase effective as of December 1, 2008 for fiscal 2009 as he was hired in the six months prior to fiscal year end. Mr. Owens did receive a prorated merit increase of 3% effective February 25, 2009. His base salary for the remainder of the fiscal 2009 was $422,300.

(2)	Mr. Snyder began his employment with the Company on October 27, 2008. His annualized base salary for fiscal 2009 was $290,000. Mr. Snyder did not receive a merit increase for fiscal 2009. The Company’s general practice is to not provide a prorated merit increase for employees hired in the three months prior to a fiscal year end.

Analysis of Fiscal 2009 Base Salary.    For fiscal 2009, the Compensation Committee hired Mercer to conduct an analysis of CEO compensation (base salary, short-term incentive and long-term incentive). Mercer presented information regarding CEO compensation to the Compensation Committee and also provided a market data report on CEO compensation. The market data referenced in this report represented a range of external pay levels. The report by Mercer included information from the Mercer 2008 US Global Premium Executive Remuneration Suite, the 2008/2009 Watson Wyatt Survey Report on Top Management Compensation, and a peer group of 17 companies (Valspar Corp., International Flavors & Fragrances Inc., Donaldson Company, Inc., Ferro Corp., Hercules Inc., Sigma Aldrich Corp., The Toro Co, A. Schulman, Inc., Polaris Industries, Inc., Valhi, Inc., Arch Chemicals, Inc., Kronos Worldwide, Inc., Olin Corp., OM Group, Inc., Graco Inc., Tennant Co., and Arctic Cat Inc.). After a review of this data and a review of Mr. Volpi’s performance, the Compensation Committee decided to award Mr. Volpi with a 4% increase in base salary to $738,400, effective December 1, 2008.

Mr. Giertz’s fiscal 2009 base salary falls in the third quartile of the salary range for CFOs based on market data. His salary is higher than the midpoint in this salary range to reflect Mr. Giertz’s extensive experience in both finance (as a CFO) and in operations with prior employers, where he held key leadership positions in several companies. For fiscal 2009, Mr. Giertz received a merit increase of 4.5%. Mr. Owens’ fiscal 2009 base salary is in the third quartile of his salary range for business unit roles of similar size and responsibility based upon market data. His salary is higher than the midpoint of the salary range to reflect Mr. Owens’ extensive experience in the chemical industry. For fiscal 2009, Mr. Owens received a prorated merit increase of 3% effective six months after his hire date. Mr. Snyder’s fiscal 2009 base salary falls in the second quartile of his salary range for Chief Technology Officers based on market data. For fiscal 2009, Mr. Snyder did not receive a merit increase due to his hire date. Ms. Parriott’s fiscal 2009 base salary is in the third quartile of her salary range for Vice Presidents of Human Resources based on market data. Her salary is higher than the midpoint to reflect Ms. Parriott’s prior leadership experience and her contributions in her role. Ms. Parriott received a merit increase of 5.4%

All merit increases for the named executive officers fell within the Company’s general merit increase guidelines for our general employee population.

•	Annual Short-Term Incentive Program

In General.

We provide an annual short-term-incentive (cash bonus) plan for our named executive officers in order to attract and retain high caliber executive talent and to motivate executive officers to achieve our corporate goals that enhance shareholder value. Short-term incentive awards are set for each executive officer so that the expected payout at target performance levels would result in short-term incentive compensation equal to competitive market levels of such compensation based on market data. The target percentage opportunities are established to generally reflect competitiveness at the market median/50th percentile. Payments under the short-term incentive program can range from no payment to a payment higher than the target, based upon Company and regional operating unit results.

In December 2008, the Compensation Committee reviewed the short-term incentive (“STI”) program and approved changes for awards made for fiscal 2009. Management determined that the prior STI program metrics did not fully align with the key financial metrics that were used to measure Company performance. The revised STI program places more emphasis on achievement of financial metrics and greatly reduces consideration of subjective individual performance factors.

The revised annual short-term incentive plan is designed to achieve several goals, including emphasizing the Company’s commitment to competitive compensation practices, driving a high performance culture and assuring accountability. This short-term incentive compensation element also focuses attention on business results and reinforces the importance of measurable and aligned goals and objectives.

Each year, the Compensation Committee establishes the annual cash incentive target opportunities as a percentage of base salary. For Fiscal 2009 based on market data, the annual cash incentive target opportunity for our executive officers ranged from 48% to 100% of base salary at a target level of performance. Payouts may range from 0% to 200% of the target award based on attainment of operating unit and/or Company predetermined financial goals. The threshold level for the annual cash incentive is set at 80% of each financial target goal. At this level, the annual cash incentive pays out at 50% of the target incentive.

Under the short-term incentive plan, the Compensation Committee may also consider extraordinary circumstances that may positively or negatively impact the achievement of the total

Company performance objectives. The Board or management in their discretion, has the right at any time to enhance, diminish or terminate all or any portion of any compensation plan or program, on a collective or individual basis.

Performance Goals.    Predetermined financial performance measures and goals are set by the Compensation Committee each year. These financial measures and goals are based on company performance expectations and budget targets. The annual cash incentive awards are calculated based on predetermined ranges for the achievement of the established performance measures. The plan is designed so that the maximum is earned when the results exceed the Company’s goals by a predetermined amount.

All performance measures for the named executive officers, and the percentage of the incentive based on these measures as established by the Compensation Committee, are set forth in the table below:

Performance Measure	CEO	CFO and Corporate Positions[1]	North America Regional Operating Unit[2]
EPS[3]	30%	30%	30%
Company Organic Revenue[4]	20%
Company Operating Income[5]	35%
Company ROGI[6]	15%
Region Organic Revenue			20%
Region Operating Income			35%
Region ROGI			15%
North America Composite		25%
Europe, Middle East & Africa Composite		20%
Asia Pacific Composite		12.5%
Latin America Composite		12.5%

[1]	Includes Mr. Snyder and Ms. Parriott.

[2]	Includes Mr. Owens.

[3]	Earnings Per Share (“EPS”) is defined as net income divided by common stock shares outstanding (diluted).

[4]	Organic Revenue—Revenue, excluding the effects of changes due to foreign currency exchange rates and acquisitions/divestitures.

[5]

Operating Income (“OI”) is defined as gross profit less selling, general and administrative expenses. For administrative purposes, OI is used as a proxy for Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”).

[6]	ROGI (Return on Gross Investment) is defined as gross cash flow divided by gross investment.

Analysis of Fiscal 2009 Corporate Performance and Named Executive Officer Short-Term Incentive Awards.

For fiscal 2009, all the financial performance measures and the percentage of the incentive based on these measures were approved by the Compensation Committee in January 2009. These financial metrics were selected because management feels they are the most representative measurements of our financial results and are key financial measures that link to our long-term strategic plan. For fiscal 2009, the financial performance measures and both the target and the actual performance were as follows:

Performance Measure ($ amounts in thousands, except EPS)	CEO	CFO and Corporate Positions		North America Regional Operating Unit
EPS
Target	$1.24	$1.24		$1.24
Actual	$1.70	$1.70		$1.70
Company Organic Revenue
Target	$1,297,244
Actual	$1,193,487
Company Operating Income
Target	$94,667
Actual	$102,634
Company ROGI
Target	7.1%
Actual	7.6%
Region Organic Revenue
Target				$575,377
Actual				$532,174
Region Operating Income
Target				$58,102
Actual				$70,413
Region ROGI
Target				9.1%
Actual				10.8%
North America Composite		*	*
Europe, Middle East & Africa Composite		*	*
Asia Pacific Composite		*	*
Latin America Composite		*	*

**	The composite metrics are a weighted composite of the region’s organic revenue, operating income and ROGI targets. The actual payouts for the composite metrics for each of the regions for Mr. Giertz were as follows: North America: 19.8% of base salary; Europe, Middle East & Africa: 7.8% of base salary; Asia Pacific: -0-% of base salary; and Latin America: 9.9% of base salary. The actual payout for the composite metrics for each of the regions for Ms. Parriott and Mr. Snyder were as follows: North America: 16.9% of base salary; Europe, Middle East & Africa: 6.7% of base salary; Asia Pacific: -0-% of base salary; and Latin America: 8.5% of base salary.

The short-term incentive target and actual payment as a percent of base salary for fiscal 2009 for each of our named executive officers is set forth in the table below:

Named Executive Officer	Target Payment as a % of Base Salary	Actual Payment as a % of Base Salary*
Michele Volpi	100%	140%
James R. Giertz	56%	71%
James J. Owens	56%	92%
Barry S. Snyder	48%	61%
Ann B. Parriott	48%	61%

*	The actual payment that was made is found in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” in this Proxy Statement.

Our short-term incentive program was designed in order to promote an appropriate balance between risk-taking and rewards for achieving results. We include caps on our short-term incentive program that prevent undue risk taking for short-term gains. In addition, our short-term incentive program uses a balance of four to five metrics addressing a combination of growth, profitability and sustainable return. We include EPS as one of these measures to align our executive officer incentives with our shareholders’ interests. And finally, our short-term incentive program metrics are aligned with our long-term strategic objectives.

The short-term incentive award payment opportunity at each level of performance for our named executive officers for fiscal 2009 is shown in the “Grants of Plan-Based Awards During Fiscal Year 2009” table in this Proxy Statement. The specific performance goals for the target level are considered to be challenging but achievable.

Long-Term Incentive Program

In General.    We provide a long-term incentive program to the named executive officers in order to attract, retain and reward high caliber executive talent. We also provide this opportunity because we believe that ownership of our common stock by executive officers encourages long-term, strategic decision-making that is aligned with the balanced best interests of our shareholders. Goals for recommended levels of executive stock ownership are discussed under the heading “Stock Ownership”.

Our long-term incentive program ties a significant portion of our executive officers’ annual total compensation to stock price performance. Total compensation is a combination of base salary, short-term incentive, and long-term incentive. We currently award stock options, restricted stock and restricted stock units under the H.B. Fuller Company Amended and Restated Year 2000 Stock Incentive Plan. The vesting of these awards is not dependent on achievement of specific performance targets.

Stock Options.    The standard “service-based” stock options typically vest in four equal installments on each anniversary date of the grant which enhances retention. Vesting may also occur in the event of a change in control, death, retirement or disability. Stock options provide a benefit to an executive officer only if the market value of the stock increases over the term of the option and if the executive officer remains employed at H.B. Fuller.

Restricted Stock and Restricted Stock Units.    The standard “service-based” restricted stock and restricted stock unit grants typically vest three years from the grant date which enhances retention. Vesting may also occur in the event of a change in control, death or permanent disability. Restricted stock and restricted stock unit awards provide a benefit to an employee only if the employee remains employed until the award vests. Dividends are accrued on both restricted stock and restricted stock units during the period prior to vesting and are paid in the form of additional shares once vesting has occurred. Only restricted stock has voting rights during the period prior to vesting. In addition, if the market value of the stock increases over the grant date price of the award, the employee further benefits from that appreciation in value.

The fiscal 2009 long-term incentive plan design calls for grants with a mix of 60% nonqualified stock options/40% restricted stock/restricted stock units. The value of an individual’s target award is established to generally reflect competitiveness at the market median/50th percentile for the applicable position and grade level. The CEO recommends to the Compensation Committee the number of stock options, restricted stock and/or restricted stock units to be granted to each executive officer. In order to emphasize a pay for performance philosophy, the Compensation Committee retains full authority to accept, modify or reject these recommendations to increase or decrease the value of the award. The Compensation Committee also reviews total Company performance and the CEO’s individual performance to determine the award for the CEO. The number of options is determined based on a Black-Scholes valuation and a 30-day stock price average is applied. To determine the number of restricted stock/restricted stock units to be awarded, a 30-day stock price average is applied.

The target values for each named executive officer’s long-term incentive award are set forth in the table below (the differences in target award values are due to the named executive officers being in different job grades at the end of fiscal year 2008). It is the practice of the Compensation Committee to make awards to executive officers in a range of 80% to 120% of the target value below.

Target Value of Long-Term Incentive for FY 2009 ($)
Michele Volpi	1,476,800
James R. Giertz	425,000
James J. Owens	425,000
Barry S. Snyder	250,000
Ann B. Parriott	250,000

Our Compensation Committee reviews long-term incentives for our CEO and the other executive officers in late November or early December. The grants are effective as of the date of the Compensation Committee meeting or the first business day of the fiscal year, whichever is later. This ensures that only one long-term incentive grant is given in each fiscal year. The timing of this meeting is set more than one year in advance. The grants of stock options are made with an exercise price determined as of the close of trading on the applicable grant day. We do not allow backdating of options, nor do we have a program, plan or practice to time stock option grants to executive officers in coordination with the release of material non-public information.

Our long-term incentive program has an important role in managing risk in our compensation programs. When our named executive officers receive stock options, restricted stock and/or restricted stock units, and when they are expected to comply with stock ownership guidelines (see discussion below), they are incented to make decisions with a view toward the long-term interests of shareholders versus making decisions that would affect only short-term gain.

Analysis of Fiscal 2009 Long-Term Incentive Awards.    Prior to the grant of awards for fiscal 2009, the Compensation Committee reviewed the plan design for the long-term incentive awards. The Compensation Committee determined that the mix of 60% nonqualified stock options/40% restricted stock/restricted stock units continued to be in line with the market.

During fiscal year 2009, all awards fell within 80% to 120% of the target value above. Fiscal year 2009 long-term incentive awards of stock options, restricted stock and restricted stock units are set forth in the Grant of Plan-Based Awards During Fiscal Year 2009 Table in this Proxy Statement.

Other Executive Benefits and Perquisites

In General.    In order to attract and retain high caliber executive talent, we provide executive officers market competitive retirement, perquisite and other benefit programs. We also provide these benefits to assist our executive officers so that they may efficiently use their time on H.B. Fuller business. Our named executive officers participate in the same health and welfare programs as all other U.S.-based H.B. Fuller employees.

In addition to our broad-based retirement plan (in which participation was frozen as of 1/1/2007*), we provide the following executive benefits and perquisites to our executive officers who are based in the United States or who are U.S. expatriates (except as noted below):

Benefits	Description
Defined Contribution Restoration Plan

•      Defined contribution restoration plan, non-qualified retirement plan for executives hired after 12/31/2006:

➢       3% non-elective (retirement) contribution restoration for compensation in excess of IRS limits**;

➢       Defined contribution supplemental executive retirement plan credit equal to 7% of eligible earnings***; and

➢       4% 401(k) match restoration for compensation match in excess of IRS limits.

Key Employee Deferred Compensation Plan

•      Allows deferral of a portion of annual base salary and any annual incentive payment. If an executive defers a portion of their salary or incentive payment into the Company stock account in this plan, the Company credits units of Common Stock and matches 10% of the amount credited with units of Common Stock.

Auto Allowance	• Monthly allowance.

Financial Counseling	• Up to $7,500 annually in financial planning and tax preparation.

Executive Health Exams	• Annual health exam expenses, including related travel.

Excess Liability Insurance

•      Group personal excess liability insurance policy provides individual coverage up to $5,000,000. The Company pays the policy premium and the premium is included in income and is grossed up to pay tax withholding.

Relocation Expense	• Assistance with relocation, sale and purchase of home, temporary living assistance, and movement of property, including a tax gross up for certain assistance that is taxable.

*	Eligible employees (including Michele Volpi and Ann B. Parriott) hired prior to January 1, 2007 are eligible for a qualified defined benefit pension plan described in the narrative accompanying “Pension Benefits” table in this Proxy Statement.

**	The 3% non-elective (retirement contribution) benefit is available through the H.B. Fuller Thrift (401k) Plan only to eligible employees (including James R. Giertz, James J. Owens and Barry S. Snyder) who were hired after December 31, 2006 as such employees are not eligible for the defined benefit retirement offered to employees hired prior to January 1, 2007.

***	The 7% defined contribution supplemental executive retirement plan credit is available to eligible plan participants (including Michele Volpi, James R. Giertz, James J. Owens, Barry S. Snyder and Ann B. Parriott) who were either hired after December 31, 2006 or who made a transition election to participate in the defined contribution supplemental executive retirement plan in lieu of participation in the defined benefit supplemental executive retirement plan.

Analysis of Fiscal 2009 Executive Benefits and Perquisites.    We provide perquisites to our executive officers to generally reflect competitiveness at the market median/50th percentile. However, the defined contribution restoration plan is designed to be above market to differentiate the Company in the competition for key executive talent. The Company provides supplemental executive retirement benefits under the defined contribution restoration plan for executive officers to complement the benefits provided through H.B. Fuller’s broad-based retirement plans.

In conjunction with the annual review of executive officer total compensation, the Compensation Committee reviews executive officer benefits and perquisites. In fiscal 2009, the Compensation Committee reviewed market data on the prevalence of the following benefits and perquisites: the Key Employee Deferred Compensation Plan, auto allowance, executive health exam program, financial counseling and Defined Contribution Restoration Plan. The survey data used to review the market prevalence of all of these benefits was provided by the 2008 Hewitt TCM Compensation Policies and Programs U.S. Edition. This survey data did not cover the prevalence of personal excess liability insurance coverage or relocation programs. There were no changes made to these benefits as a result of the Compensation Committee’s review of the benefits and perquisites. All perquisites paid to our named executive officers are disclosed in the “Summary Compensation Table” under the Other Compensation column and the footnotes thereto.

Severance, Change-in-Control and other Employment-Related Agreements.

In General.    H.B. Fuller does not have employment contracts with any of the named executive officers, other than the change-in-control agreements discussed under the heading “Change-in-Control Agreements”, the executive severance agreements discussed under the heading “Severance”, and agreements regarding certain payments with Mr. Owens and Mr. Snyder discussed under the heading “Other” below.

Severance.    The executive severance agreements provide for payment of the following severance benefits if the eligible executive officer’s employment is terminated involuntarily by the Company without cause (as defined in the agreement) or voluntarily by the executive officer for good reason (as defined in the agreement):

•	Severance pay equal to one times (two times for the CEO) base salary plus target bonus, payable over the 12 months (24 months for the CEO) following termination;

•	Continued group medical and dental insurance over 12 months (18 months for the CEO); and

•	Outplacement services with a value of up to $20,000.

Except as indicated above with respect to the CEO, the same form of agreement was provided to all named executive officers.

Change-in-Control Agreements.    All named executive officers have entered into change-in-control agreements with H.B. Fuller. These agreements provide for payments under certain circumstances following a change-in-control of the Company. The Compensation Committee believes that one of the purposes of providing change-in-control agreements is to provide financial security to the executive officer in the event their employment is terminated in connection with a change-in-control. The agreement is intended to ensure the executive officer remains focused on activities related to a change-in-control that could be in the best interest of the Company and its shareholders, and that the executive officer is not distracted by compensation implications as a result of a change-in-control. The Compensation Committee also believes that change-in-control agreements assist in the retention of executive officers at a time when their departure might be detrimental to the Company and shareholders.

The change-in-control agreements contain a “double trigger” for receipt of change-in-control payments. This means that there must be a change in control of the Company and a termination of employment (or a material change to employment) for the provisions to apply and benefits to be paid. The Compensation Committee believes that a “double trigger” is more appropriate than a “single trigger” because it prevents the payment of benefits to an executive officer in the event that the change in control does not result in the executive officer’s termination of employment or a material change in the terms of employment (such as demotion, pay cut or relocation).

An explanation of any payments to be made under the change-in-control agreements is found under the heading “Involuntary or Good Reason Termination after a Change-in-Control” in the section of this Proxy Statement titled “Potential Payments Made Upon Termination or Change-In-Control”.

Other.    The Company has an agreement with Mr. Owens regarding the payment of a relocation bonus. This bonus was offered to Mr. Owens to encourage him to join the Company and to compensate him for the loss of benefits and compensation he would have received from his prior long-term employer. The Compensation Committee approved an amendment to this agreement with Mr. Owens regarding his relocation bonus during early fiscal year 2010. Under the original agreement, Mr. Owens was eligible to receive $500,000 if he relocated to Minnesota within 24 months of the date he was hired. Under the amendment, Mr. Owens is eligible to receive $250,000 of the $500,000 bonus if he remains employed by the Company until August 1, 2010. If he remains employed by the Company and relocates to Minnesota by August 1, 2012, he is eligible to receive the remaining $250,000 payment.

The Company also has an agreement with Mr. Snyder regarding the payment of a bonus. This bonus was offered to Mr. Snyder to encourage him to join the Company and was structured, in part, as a retention bonus over a period of three years after his hire. Mr. Snyder was eligible to receive $320,000 in four equal payments of $80,000 each. The first payment of $80,000 was paid to Mr. Snyder within 30 days of his hire date. The second installment was paid near the first anniversary of his hire date. The two final payments will be paid near the second and third anniversaries of his hire date provided that he remains employed by the Company.

Stock Ownership

We believe that ownership of H.B. Fuller Common Stock by executive officers encourages long-term, strategic decision making that helps to reduce undue short-term risk taking and is aligned with the balanced best interest of H.B. Fuller’s constituents. Goals for recommended levels of executive stock ownership were established in 2003 and are reviewed annually. An executive officer’s stock ownership goal (which includes directly held H.B. Fuller stock, H.B. Fuller stock held in the H.B. Fuller Thrift Plan (a 401(k) plan), restricted stock, restricted stock units and stock units held in the Key Employee Deferred Compensation Plan) ranges in dollar amount from one to five times their annual salary, depending on job grade.

The guideline for the CEO is ownership of at least five times his base salary in H.B. Fuller Common Stock and the guideline for other named executive officers is ownership of at least two to three times their base salaries, depending on job grade. The guideline provides that an executive should strive to reach the applicable stock ownership goal within five years of appointment to their position. The guideline for Mr. Giertz and Mr. Owens is ownership of at least three times their base salary in H.B. Fuller Common Stock. The guideline for Mr. Snyder and Ms. Parriott is ownership of at least two times their base salary in H.B. Fuller Common Stock. The Compensation Committee reviews the stock holdings of our named executive officers annually. This year’s review was based on June 30, 2009 stock values. At that point in time, no named executive officer had met his/her stock ownership goal. However, all of the named executive officers were making progress toward meeting their stock ownership goals. No named executive officer has been in his or her present position for more than five years.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company, like H.B. Fuller, to certain named executive officers. We consider the deductibility of compensation arrangements in executive compensation decisions, but deductibility is not the only factor used in determining the appropriate level of compensation. H.B. Fuller’s Annual and Long-Term Incentive Plan and the H.B. Fuller Company Amended and Restated Year 2000 Stock Incentive Plan have each been approved by our shareholders as required by Section 162(m). Therefore, cash incentive awards, stock options and other performance-based compensation under these plans may be tax deductible. The Compensation Committee will continue to evaluate the compensation plans and programs in view of the Section 162(m) limitations.

The Compensation Committee may decide to pay amounts that are non-deductible if it determines these payments are consistent with our compensation philosophy and are in the best interests of H.B. Fuller. Compensation paid for fiscal 2009 subject to the Section 162(m) cap did not exceed $1,000,000 for any of our named executive officers except for Mr. Volpi. The compensation subject to Section 162(m) paid to Mr. Volpi for fiscal 2009 exceeded the $1,000,000 cap by $59,373 and this portion of his compensation for fiscal 2009 was therefore not deductible for tax purposes.

Our benefit plans that provide for deferrals of compensation are subject to Section 409A of the Internal Revenue Code. We have reviewed such plans for compliance with Section 409A and believe that they are in compliance.

2010 Compensation Program

Adoption of Peer Group.    During fiscal year 2009, the Compensation Committee approved a peer group consisting of the following companies: Albemarle Corp., Arch Chemicals Inc., Ashland Inc., Avery Dennison Corporation, Cabot Corp., Celanese Corp., Cytec Industries Inc., Eastman Chemical Co., Ecolab Inc., Ferro Corp., FMC Corp., Georgia Gulf Corp., Hexcel Corp., International Flavors & Fragrances Inc., The Lubrizol Corp., Nalco Holding Co., Olin Corp., OM Group, Inc., Polyone Corp., RPM International Inc., A. Schulman, Inc., Sensient Technologies Corp., Sigma-Aldrich Corp., Solutia Inc., and Valspar Corp.

These companies were chosen based on their industry and revenue size. In addition, only publicly-traded, global companies are included in our peer group. We included companies that are in the Standard Industrial Classification Code of 2800, which includes chemicals and allied products companies. Then, we narrowed the group to companies with revenue between $1.2 billion to $8.3 billion. Management and the Compensation Committee intend to use the peer group beginning in fiscal 2010 as a reference point in conjunction with the general survey data that we use for reference market purposes discussed under the “Competitive Market” heading above in determining pay practices.

Re-Design of Long-Term Incentive Plan for Fiscal 2010.    In October 2009, the Compensation Committee reviewed the long-term incentive program and approved changes for awards made for fiscal 2010. The Compensation Committee utilized Towers Perrin as a consultant on this review. Towers Perrin provided information using the peer group set forth under the “Adoption of Peer Group” heading above. Based on this review and to better align with market practices, for fiscal year 2010 the Compensation Committee decided to: (1) change the percentage value of stock option awards from 60% to 50% and to change the percentage value of restricted stock and/or restricted stock unit awards from 40% to 50%; (2) change the stock option award vesting from a 4-year ratable schedule to a 3-year ratable schedule; (3) change the restricted stock/restricted stock unit vesting from a three-year cliff vesting schedule to a three-year ratable vesting schedule; (4) provide retirement eligible employees with restricted stock units as opposed to restricted stock (this change allows retirement eligible participants to receive restricted stock units and complies with Internal Revenue Code Section 409A regulations); and (5) adjust long-term incentive targets.

Total Compensation for Named Executive Officers

We believe that the policies and programs described in the Compensation Discussion and Analysis maintain an appropriate balance between motivating achievement of short-term goals and strategically leading H.B. Fuller in a direction to provide long-term success and therefore serve the interests of H.B. Fuller and its shareholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with H.B. Fuller management the Compensation Discussion and Analysis. Based on this review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Annual Report on Form 10-K for the year ended November 28, 2009, as amended.

Compensation Committee of the Board of Directors of H.B. Fuller Company

R. William Van Sant, Chair

Lee R. Mitau

John C. van Roden, Jr.

SUMMARY COMPENSATION TABLE

The following table shows the cash and non-cash compensation for the last three fiscal years awarded to or earned by individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal year 2009 and each of the other three most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2009.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non- Equity Incentive Plan Compen- sation(1)(5)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)(6)	All Other Compen- sation ($)(7)	Total ($)
Michele Volpi,	2009	737,854	-0-	520,270	617,877	1,031,012	36,905	177,294	3,121,212
President and Chief Executive Officer	2008	710,273	319,500	443,294	453,800	-0-	162	220,235	2,147,264
	2007	502,496	351,191	296,693	288,533	501,702	68,038	80,939	2,089,592

James R. Giertz,(8)	2009	428,095	-0-	92,639	96,667	304,242	-0-	95,955	1,017,598
Sr. Vice President, Chief	2008	307,677	77,490	27,379	26,194	-0-	-0-	63,553	502,293
Financial Officer

James J. Owens,(8)	2009	419,130	-0-	62,419	68,241	387,911	-0-	212,389	1,150,090
Sr. Vice President, North	2008	110,384	521,517	1,793	1,790	-0-	-0-	30,949	666,433
America

Barry S. Snyder,(8)	2009	290,000	80,000	72,110	78,515	176,510	-0-	251,261	948,396
Vice President, Chief Technology Officer

Ann B. Parriott,	2009	322,331	-0-	112,162	152,203	196,382	32,577	72,246	887,901
Vice President, Human Resources	2008	306,147	66,122	112,701	111,641	-0-	6,724	76,554	679,889
	2007	288,565	-0-	81,193	79,975	180,746	24,279	47,073	701,831

(1)	Includes cash compensation deferred at the election of the executive under H.B. Fuller’s Thrift Plan (a 401(k) plan) and Key Employee Deferred Compensation Plan.

(2)	We award bonuses under our short-term incentive plan based on our achievement of certain performance targets as discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement. Accordingly, bonus amounts under the short-term incentive plans are shown in the Non-Equity Incentive Plan Compensation column of this table. The bonuses for fiscal 2008 are shown in this column as they were awarded to the named executive officers after the exercise of discretion by the Compensation Committee under the short-term incentive plan even though the performance target was not met. The amount shown for Mr. Owens as a bonus for 2008 consists of two amounts: a) $21,517 under the short-term incentive plan, and b) $500,000 as a hiring bonus. The amount shown as a bonus for Mr. Volpi for fiscal 2007 relates to the Compensation Committee’s decision to pay Mr. Volpi a discretionary bonus in order to acknowledge his and our overall positive business results in fiscal 2007.

(3)	This column shows the amounts recognized in the financial statements for the fiscal year in accordance with applicable accounting standards. A discussion of the assumptions used in calculating these values may be found in Note 3 of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended November 28, 2009, as amended.

(4)	This column shows the amounts recognized in the financial statements for the fiscal year in accordance with applicable accounting standards. A discussion of the assumptions used in calculating these values may be found in Note 3 to the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended November 28, 2009, as amended.

(5)	As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the amounts in this column represent cash bonuses paid out under our short-term incentive plan.

(6)

The amounts in this column represent the aggregate change in the actuarial present value of the named executive officer’s accumulated retirement benefits under the H.B. Fuller Retirement Plan. See the “Pension Benefits” table later in this Proxy Statement for additional information. The Change in Pension Value is based on the same assumptions as those used for the valuation of the plan liabilities in H.B. Fuller’s Annual Report on Form 10-K for the fiscal year ended November 28, 2009, as amended. The assumptions made in the calculations of these amounts may be found in Note 10 to the audited financial statements in our Annual Report on Form 10-K, as amended. The amounts reported for fiscal year 2007 and fiscal year 2008 had a measurement date of August 31, 2007 and August 31, 2008 respectively. In accordance with accounting standards, the Company changed its measurement date effective for the fiscal year ending in 2009, from August 31 to the fiscal year-end date. As a result, the amounts for fiscal year 2009 were measured as of the end of the fiscal year, and the net increase in the present value of accrued benefits was pro-rated by 12/15ths to account for 15 months of benefit growth from the prior fiscal year’s information. For fiscal year 2008, the change in pension value amount for Mr. Volpi was negative. The negative balance was due to Mr. Volpi’s election to transfer from the defined benefit supplemental executive retirement plan to the defined contribution supplemental executive retirement plan. The increase in the value of the H.B. Fuller Retirement Plan for Mr. Volpi was $4,954. The resulting negative amount for Mr. Volpi was not included in the Summary Compensation Table. Ms. Parriott made the election to transfer from the defined benefit supplemental executive retirement plan to the defined contribution supplemental executive retirement plan as well. However, the total amount of her change in pension value was only partially offset by the transfer from the defined benefit supplemental executive retirement plan to the defined contribution supplemental executive retirement plan. The full increase in the value of the H.B. Fuller Retirement Plan for Ms. Parriott was $13,061. Amounts reported also include the amount of interest accrued during the applicable fiscal year on the officer’s account in the Key Employee Deferred Compensation Plan that exceeded 120% of the applicable federal long-term rate, if any. In fiscal 2009, no named executive officers had any interest accrued that exceeded 120% of the applicable federal long-term rate. In fiscal 2008: for Mr. Volpi, this amount was $162; for Ms. Parriott, $73. In fiscal 2007: for Mr. Volpi, this amount was $154.

(7)	The table below shows the components of this column, which include Company matching contributions to H.B. Fuller’s defined contribution plans, dividends on restricted stock and perquisites paid by the Company for the benefit of the executive officer. The amounts represent the amount paid by, or the incremental cost to, the Company. For fiscal 2009, the amounts related to the defined contribution restoration plan represent the 7% supplemental executive retirement plan contribution, a 4% match restoration and a 3% non-elective restoration contribution. See the “Pension Benefits” table, the “Nonqualified Deferred Compensation” table and the accompanying narrative in this Proxy Statement for additional information.

All Other Compensation—Fiscal Year 2009

Name	Thrift (401k) Plan Company Match & Contributions ($)	Defined Contribution Restoration Plan Contributions ($)	Dividends on Unvested Restricted Stock ($)	Perquisites (see table Below) ($)	Total ($)
Michele Volpi	9,800	106,569	29,357	31,568	177,294
James R. Giertz	17,150	53,682	4,720	20,403	95,955
James J. Owens	17,150	44,673	3,545	147,021	212,389
Barry S. Snyder	17,150	24,143	4,487	205,481	251,261
Ann B. Parriott	9,800	32,965	6,442	23,039	72,246

Perquisites—Fiscal Year 2009

Name	Auto Allowance ($)	Personal Excess Liability Insurance ($)(a)	Health Exam ($)	Financial Counseling	Gifts ($)(b)	Housing & Commuting Expenses and related Tax Gross-Ups ($)(c)	Relocation Costs, Transfer Allowance and Related Tax Gross Ups ($)(d)	Total Perquisites ($)
Michele Volpi	18,000	1,634	4,434	7,500	-0-	-0-	-0-	31,568
James R. Giertz	14,769	1,634	-0-	4,000	-0-	-0-	-0-	20,403
James J. Owens	14,769	1,634	8,063	7,500	-0-	115,055	-0-	147,021
Barry S. Snyder	14,585	1,634	3,416	7,500	-0-	-0-	178,346	205,481
Ann B. Parriott	14,400	1,634	-0-	6,707	298	-0-	-0-	23,039

(a)	Includes premiums paid on a tax-protected basis on personal excess liability insurance of $910 and a related tax gross up of $724. Executives hired after approximately mid-year are not assessed a premium for that year.

(b)	Represents a gift with a value of $201 and related tax gross-up of $97.

(c)	Amount for Mr. Owens includes a housing expense of $11,520, commuting expenses of $52,566 and a related tax gross-up of $50,969.

(d)	Amount for Mr. Snyder includes moving expenses of $125,146 and a related tax gross up of $24,200, and a transfer allowance of $29,000.

(8)	Mr. Giertz and Mr. Owens were not named executive officers in fiscal 2007. Therefore, their compensation information is only provided for fiscal years 2008 and 2009. Mr. Snyder was not a named executive officer in either fiscal 2007 or fiscal 2008. Therefore, his compensation information is only provided for fiscal year 2009.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL 2009

The following table summarizes the grants of plan-based awards in fiscal year 2009 for each of the named executive officers in the Summary Compensation Table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)
Michele Volpi
Short-Term Incentive		369,200	738,400	1,476,800
LTI Award	12/4/2008				38,135			539,610
LTI Award	12/4/2008					165,622	14.15	806,082

James R. Giertz.
Short-Term Incentive		119,966	239,932	479,864
LTI Award	12/4/2008				10,974			155,282
LTI Award	12/4/2008					47,663	14.15	231,976

James J. Owens
Short-Term Incentive		117,725	235,451	470,902
LTI Award	12/4/2008				10,974			155,282
LTI Award	12/4/2008					47,663	14.15	231,976

Barry S. Snyder
Short-Term Incentive		69,600	139,200	278,400
LTI Award	12/4/2008				6,455			91,338
LTI Award	12/4/2008					28,037	14.15	136,456

Ann B. Parriott
Short-Term Incentive		77,436	154,872	309,473
LTI Award	12/4/2008				7,746			109,606
LTI Award	12/4/2008					33,644	14.15	163,745

(1)	This represents a bonus opportunity under our short-term incentive plan for fiscal 2009 performance. The actual amount paid out in January 2010 under the short-term incentive plan is set forth in the Summary Compensation Table.

(2)	The restricted stock awards are granted under the Amended and Restated Year 2000 Stock Incentive Plan. The restricted stock grants vest in full on the third anniversary date of the grant. Under the Amended and Restated Year 2000 Stock Incentive Plan, dividends on restricted stock are accrued by H.B. Fuller at the same rate as payable to all H.B. Fuller shareholders and are paid if and when the restricted stock vests. The restricted stock becomes immediately vested in the event of death, disability and change-in-control. The value of accrued dividends is included in the Summary Compensation Table in the “All Other Compensation” column.

(3)	These options are granted under the Amended and Restated Year 2000 Stock Incentive Plan and become exercisable at the rate of 25% each year beginning on the first anniversary of the grant date, and expire 10 years from the grant date. These options become immediately exercisable upon retirement (age 65 and 10 years of service), death, disability or change-in-control.

(4)	This column shows the full grant date fair value of the equity awards under applicable accounting standards. Generally, the full grant date fair value is the amount the Company could expense in its financial statements over the requisite service period. A discussion of the assumptions used in calculating these values may be found in Note 3 of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended November 28, 2009, as amended.

OUTSTANDING EQUITY AWARDS AT FISCAL 2009 YEAR-END

The following table summarizes the total outstanding equity awards as of November 28, 2009 for each of the named executive officers in the Summary Compensation Table.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Michele Volpi	06/27/2002	5,122	-0-	15.31	06/27/2012
	12/09/2002	3,364	-0-	13.95	12/09/2012
	12/03/2003	10,162	-0-	13.65	12/03/2013
	12/02/2004	24,464	-0-	14.49	12/02/2014
	12/01/2005	29,706	9,902	16.02	12/01/2015
	12/04/2006	32,154	32,155	26.79	12/04/2016
	12/06/2007	20,163	60,490	26.65	12/06/2017
	12/04/2008		165,622	14.15	12/04/2018
	12/04/2006					17,304	349,368
	12/06/2007					20,784	419,629
	12/04/2008					38,739	782,140

James R. Giertz	04/02/2008	5,992	17,979	20.93	04/02/2018
	12/04/2008	-0-	47,663	14.15	12/04/2018
	04/02/2008					6,157	124,309
	12/04/2008					11,148	225,078

James J. Owens	10/02/2008	1,846	5,539	19.03	10/02/2018
	12/04/2008	-0-	47,663	14.15	12/04/2018
	10/02/2008					1,886	38,078
	12/04/2008					11,148	225,078

Barry S. Snyder	10/27/2008	11,153	33,462	12.94	10/27/2018
	12/04/2008	-0-	28,037	14.15	12/04/2018
	10/27/2008					9,950	200,891
	12/04/2008					6,557	132,386

Ann B. Parriott	01/27/2006	14,893	4,965	18.74	01/27/2016
	12/04/2006	8,038	8,039	26.79	12/04/2016
	12/06/2007	3,550	10,650	26.65	12/06/2017
	12/04/2008	-0-	33,644	14.15	12/04/2018
	12/04/2006					4,326	87,342
	12/06/2007					3,659	73,875
	12/04/2008					7,869	158,875

(1)	Stock options vest in four equal annual installments beginning on the first anniversary of the grant date.

(2)	Restricted stock shares and units granted December 1, 2005 through December 4, 2008 vest entirely on the third anniversary of the grant date.

(3)	The market value is based on the closing price at November 27, 2009 (the last business day of the year) of $20.19.

OPTION EXERCISES AND STOCK VESTED—FISCAL YEAR 2009

The following table summarizes the number of options exercised and shares of restricted stock vested during fiscal year 2009 for each of the named executive officers in the Summary Compensation Table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michele Volpi	-0-	-0-	19,879	293,203
James R. Giertz	-0-	-0-	-0-	-0-
James J. Owens	-0-	-0-	-0-	-0-
Barry S. Snyder	-0-	-0-	-0-	-0-
Ann B. Parriott	-0-	-0-	7,450	110,484

(1)	The value realized on the vesting of stock awards is the closing market price of a share of H.B. Fuller Common Stock on the date of vesting multiplied by the number of vested shares. H.B. Fuller withheld shares of the H.B. Fuller Common Stock from the amounts shown having a value equal to the applicable tax withholding requirement.

PENSION BENEFITS—FISCAL YEAR 2009

The amounts reported in the table below equal the present value of the accumulated benefit as of November 28, 2009 for the named executive officers under the H.B. Fuller Retirement Plan based on the assumptions described in note 1 below. Mr. Giertz, Mr. Owens and Mr. Snyder are not eligible to participate in the H.B. Fuller Retirement Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Michele Volpi	H.B. Fuller Retirement Plan	7.417	100,104	-0-

Ann B. Parriott	H.B. Fuller Retirement Plan	3.917	79,997	-0-

(1)	The “Present Value of Accumulated Benefit” is based on service and earnings (base salary and bonus) considered by the plan for the period through November 28, 2009. The “Present Value of Accumulated Benefit” is based on the same assumptions as those used for the valuation of the plan liabilities in our Annual Report on Form 10-K for the fiscal year ended November 28, 2009, as amended, except in accordance with SEC guidance. The assumptions made in the calculations of these amounts may be found in Note 10 of the audited financial statements.

The table above sets forth the present accumulated value of the pension benefits of the named executive officers in the Summary Compensation Table under the H. B. Fuller Company Retirement Plan. This is a funded and tax-qualified plan that provides pension benefits to approximately 800 active employees as of December 31, 2009. Entry into the plan was frozen as of December 31, 2006 to new participants. Neither Mr. Volpi nor Ms. Parriott is currently eligible for early retirement benefits.

Employees hired or rehired after December 31, 2006 are eligible for the “3% ‘restoration non-elective’” credit under the H.B. Fuller’s Thrift Plan discussed below. All regular, full-time and part-time U.S. employees who were hired before January 1, 2007 are eligible to participate in the plan after six full months of employment. Normal Retirement Age is defined as age 65; however employees are generally eligible to retire with unreduced benefits at age 62 or later if they have completed 10 years of service, and are eligible to retire with reduced benefits from ages 55 to 61 if they have completed 5 years of service.

The amount of pension benefits received at retirement is based on a formula that includes final average compensation and years of service. Final average compensation is the average amount of eligible earnings for the five highest paid calendar years of the last 10 years of credited service. Eligible earnings are defined as base salary and short-term incentive cash bonuses below the IRS-prescribed limit applicable to tax-qualified plans ($245,000 for calendar year 2009). The benefit will equal the sum of 1.0% of final average compensation for each year of credited service plus .45% of final average compensation in excess of the Social Security covered compensation level for each year of credited service up to a maximum of 30 years.

The pension benefit an employee earns over his or her career with H.B. Fuller is payable starting after retirement on a monthly basis for life. Employees vest in the plan after completing five years of qualifying service.

Benefits under this plan are subject to the limitations imposed under Section 415 of the Internal Revenue Code. The section 415 limit for calendar year 2009 is $195,000 per year for a single life annuity payable at an IRS-prescribed retirement age.

In the past, in certain circumstances, H.B. Fuller has adjusted its standard retirement benefits in order to bring in key executive talent. In the circumstances in which these adjustments have been made, it has been to recognize valuable experience that an executive brings from a prior career and is now bringing to H.B. Fuller. We have not adjusted the standard retirement benefits for any of the named executive officers.

No pension benefits were paid to any named executive officers in the last fiscal year.

NONQUALIFIED DEFERRED COMPENSATION—FISCAL YEAR 2009

The following table summarizes information with respect to the participation of the named executive officers in our nonqualified deferred compensation plans.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Michele Volpi	Key Employee Deferred Compensation Plan	-0-	-0-	48,760	-0-	136,985
	Defined Contribution Restoration Plan	-0-	106,569	8,207	-0-	376,732

James R. Giertz	Key Employee Deferred Compensation Plan	-0-	-0-	-0-	-0-	-0-
	Defined Contribution Restoration Plan	-0-	53,682	788	-0-	80,792

James J. Owens	Key Employee Deferred Compensation Plan	-0-	-0-	-0-	-0-	-0-
	Defined Contribution Restoration Plan	-0-	44,673	281	-0-	54,337

Barry S. Snyder	Key Employee Deferred Compensation Plan	-0-	-0-	-0-	-0-	-0-
	Defined Contribution Restoration Plan	-0-	24,143	93	-0-	27,360

Ann B. Parriott	Key Employee Deferred Compensation Plan	-0-	-0-	3,007	-0-	9,882
	Defined Contribution Restoration Plan	-0-	32,965	2,854	-0-	125,675

(1)	None of the named executive officers made contributions to the Key Employee Deferred Compensation Plan or the Defined Contribution Restoration Plan during fiscal year 2009.

(2)	The Company did not make any contributions to the Key Employee Deferred Compensation Plan relating to the named executive officers during fiscal year 2009. The Company contributions under the Defined Contribution Restoration Plan are also included in the “All Other Compensation” column of the Summary Compensation Table.

(3)	Of the totals in this column, the table below sets forth amounts that were previously reported as compensation to the relevant named executive officers in our Summary Compensation Table for previous years for the Key Employee Deferred Compensation Plan and for the Defined Contribution Restoration Plan.

Name	Plan Name	Amount previously reported as compensation to the named executive officer in our Summary Compensation Table for previous years ($)
Michele Volpi	Key Employee Deferred Compensation Plan Defined Contribution Restoration Plan	114,781
		162,945

James R. Giertz	Key Employee Deferred Compensation Plan Defined Contribution Restoration Plan	-0-
		26,322

James J. Owens	Key Employee Deferred Compensation Plan Defined Contribution Restoration Plan	-0-
		9,383

Barry S. Snyder	Key Employee Deferred Compensation Plan Defined Contribution Restoration Plan	-0-
		-0-

Ann B. Parriott	Key Employee Deferred Compensation Plan Defined Contribution Restoration Plan	12,803
		44,571

Key Employee Deferred Compensation Plan.    The Key Employee Deferred Compensation Plan is a nonqualified deferred compensation plan that allows deferral of salary or short-term incentive awards on a pre-tax basis. Executives may defer up to 80% of their base salary or up to 100% of their short-term incentive award. The plan is unfunded and does not protect the executive from insolvency of the Company.

Amounts deferred under the Key Employee Deferred Compensation Plan are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more hypothetical investment options selected by the executive. Executives are allowed to change their investment elections at any time. The one year rate of return for such investments ending November 28, 2009 are as follows: Prime Rate Fund 3.40%; PIMCO VIT Total Return AC, 18.27%; PIMCO VIT Real Return AC, 28.69%; Fidelity VIP Equity-Income SC, 30.42%; T. Rowe Price Equity Income II, 24.73%; Dreyfus Stock Index IS, 25.41%; Fidelity VIP Contrafund SC, 32.78%; Oppenheimer Capital Appreciation VA Non-SS, 41.32%; Janus AS Forty SS, 45.41%; Goldman VIT MidCap Value, 30.95%; Fidelity VIP MidCap SC, 43.76%; T. Rowe Price MidCap Growth II, 46.54%; Royce Micro-Cap IC, 58.39%; Lincoln VIPT Baron Growth Opportunities SC, 37.07%; UIF US Real Estate CI I, 27.97%; Oppenheimer Global Securities VA Non-SS, 45.35%; Dreyfus VIF International Value IS, 37.87%; Janus AS Overseas SS, 78.49%; and H.B. Fuller Company stock, 20.65%. Participants who invest in the Company stock fund are eligible to receive a 10% match in Company stock. The value of the matching contributions received, if any, is disclosed in the Summary Compensation Table in this Proxy Statement. During fiscal year 2009, no named executive officers made contributions to this plan. In addition, the Compensation Committee may make discretionary contributions to a participant’s Company Stock account under this plan. For fiscal year 2009, no discretionary contributions were made to any of the named executive officers listed in the Summary Compensation Table. Balances in the plan reflect amounts that have accumulated over time and directly relate to participants’ length of participation in the plan, individual investment choices and individual decisions regarding the level of savings over time.

Executives are always 100% vested in their Key Employee Deferred Compensation Plan account and are entitled to receive a distribution from their account under the following circumstances: separation from service, death, disability, age 65, date elected or unforeseeable emergency that results in severe financial hardship that is consistent with the meaning of that term under section 409A of the IRS Code. Distributions are made in either a lump sum or, if previously elected by the executive, up to 11 annual installments. Distributions from the Company stock account will be in the form of stock and all other amounts will be distributed in cash.

Defined Contribution Restoration Plan (DC Restoration Plan).    The DC Restoration Plan is a non-qualified unfunded retirement plan that is intended to provide for retirement benefits above amounts available under H.B. Fuller’s tax-qualified retirement plans. Participants in this plan receive annual credits in a bookkeeping account that is hypothetical in nature. Following are the three component accounts in the plan:

•

4% restoration plan match credit on H.B. Fuller’s Thrift Plan (a 401(k) plan) employer match to restore the company matching contribution that is restricted by IRS contribution limits, providing for a benefit of 4% of eligible compensation minus matching contributions under the H.B. Fuller Thrift Plan.

•

3% “restoration non-elective” credit provides a contribution of 3% of eligible pay in excess of the IRS annual limit for participants who were hired after December 31, 2006. Mr. Giertz, Mr. Owens and Mr. Snyder are the only named executive officers eligible for this retirement credit for fiscal year 2009.

•

7% supplemental executive retirement plan credit on all eligible earnings. During 2007, Mr. Volpi and Ms. Parriott elected to convert earned benefits under the H.B. Fuller Supplemental Executive Retirement Plan to the DC Restoration Plan effective January 1, 2008. Mr. Giertz, Mr. Owens and Mr. Snyder are participants in this plan due to their hire dates.

Payments made on behalf of named executive officers under the Defined Contribution SERP Plan are disclosed in the Summary Compensation Table in this Proxy Statement.

POTENTIAL PAYMENTS MADE UPON TERMINATION OR CHANGE-IN-CONTROL

In General.    The Company has certain arrangements, policies and practices covering the named executive officers in this Proxy Statement that require it to provide compensation in the event of certain types of terminations, including certain terminations due to a change-in-control of the Company.

The information set forth below describes amounts that the Company would pay or provide to a named executive officer or his/her beneficiaries in each of the following situations: voluntary termination, involuntary for cause termination, involuntary not for cause termination, involuntary or good reason termination after a change-in control, death, disability, early retirement and retirement. The estimated amounts payable are calculated as if the termination occurred on the last business day of the fiscal year, November 28, 2009, using the closing stock price from the last business day of the fiscal year.

We have not included payments or benefits that are fully disclosed in the Pension Benefits Table or the Nonqualified Deferred Compensation Table of this Proxy Statement, unless such payment is enhanced or its vesting or other provisions are accelerated. We have also not included information or payments related to contracts, agreements, plans or arrangements to the extent that they do not discriminate in scope, term or operation in favor of the named executive officers and that are available generally to all salaried employees. We are calling these benefits “general benefits” and they include:

•	Accrued Vacation Pay

•	Thrift 401(k) Plan

•	Health and Welfare Benefits

•	Life Insurance Proceeds

Voluntary Termination and Involuntary For Cause Termination

In the event of a voluntary termination or an involuntary for cause termination as of the last business day of the fiscal year, the Company is not obligated to provide any enhanced benefits or accelerate vesting of any existing benefits of a named executive officer.

Involuntary Not For Cause Termination

In the event of an involuntary not for cause termination as of the last business day of the fiscal year, a named executive officer’s compensation would be affected as follows:

We have a severance arrangement with each of the named executive officers. If the named executive officer’s employment with the Company is involuntarily terminated at the initiative of the Company for any reason other than cause or disability or at the initiative of the executive for good reason and such termination does not occur during the protected period of a change-in-control, then the executive officer is entitled to receive certain severance benefits. Good reason means a material reduction of the executive officer’s base salary, material diminution in the executive officer’s authority and duties, or a required change of the executive officer’s principal work location of 50 miles or more. Protected period means the 24-month period immediately following each and every change in control. In order to receive severance, the executive officer must sign a release of claims in favor of the Company and be in compliance with the terms of the executive severance agreement, including that the executive officer must agree not to compete with the Company or solicit customers or employees of the Company for two years after termination of employment. The severance benefit consists of the following:

•	A severance payment equal to one times (two times for the CEO) base salary plus target bonus, payable over the 12 months (24 months for the CEO) following termination. Any amount over the lesser of $460,000 or two times the executives annualized compensation based upon the annual rate of pay for services to the Company for the calendar year prior to the calendar year in which the date of termination occurs shall be paid out in a lump sum at the earliest of the executive’s death or six months after the date of termination.

•	The executive is entitled to medical and dental insurance over 12 months (18 months for the CEO).

•	Outplacement services with a value up to $20,000.

Involuntary or Good Reason Termination after a Change-in-Control

We have entered into a change-in-control agreement with each of the named executive officers. The initial three-year term of these agreements automatically extends for an additional year on each subsequent anniversary of the agreement, unless our Board of Directors gives notice of non-renewal prior to an anniversary date. A protected period of 24 months follows each and every change-in-control of H.B. Fuller under the terms of these agreements. If during this protected period, the executive separates from service for any reason other than cause or disability, or the executive terminates his or her employment for good reason (including demotion, pay cut or certain relocations), the executive is entitled to receive a lump sum payment from us. The payment consists of the following:

•

The executive will receive a target short-term incentive plan payment prorated to the date of the termination without application of any denial provisions based on unsatisfactory personal performance or any other reason.

•

A severance payment equal to three times the sum of: (a) the executive’s highest base salary, on an annualized basis, established by us during the period commencing three months prior to the occurrence of the change-in-control and ending on the date of the executive’s termination of employment; plus (b) the executive’s target annual incentive in effect immediately prior to the change-in-control.

•	A payment for outplacement services of up to $25,000.

•	In addition, the executive is entitled to medical and dental benefits for a three-year period following the termination of employment.

In the event severance payments are made to the named executive officers due to a change-in-control, we will adjust the payments and benefits in the event that they are subject to an excise tax imposed by Section 280G of the Internal Revenue Code and do not exceed 330% of the executive’s base amount. Under these circumstances, the payments and benefits will be adjusted so that the amount of the payments equals 299% of the base amount, which is the maximum amount that can be paid without imposition of an excise tax. In the event that the payments and benefits are subject to an excise tax and exceed 330% of the executive’s base amount, we have agreed to reimburse the executive for the amount of the excise tax and for any taxes imposed upon the reimbursement.

We have other compensatory arrangements with our named executive officers that will be affected by a change-in-control. The DC Restoration Plan provides that if within two years after a change-in-control, we terminate a participant’s employment without cause or the participant terminates his or her employment for good reason (as defined in this plan), then zero to three years (depending on the participant’s position and pay grade) shall be added to both the participant’s age and years of credited service for purposes of determining benefits under the plan.

In addition, in the event of a change-in-control, all shares of restricted stock, all restricted stock units and any unvested stock options outstanding under our stock incentive plans immediately vest in full.

Payments upon Death or Disability

In the event of a death or disability as of the last business day of the fiscal year, a named executive officer’s compensation would be affected as follows:

•	Stock options, restricted stock and restricted stock units would vest at death and at disability.

•	The Defined Contribution Restoration Plan would vest at death or disability.

Early and Normal Retirement

As of the last business day of the fiscal year, no named executive officer was eligible for early or normal retirement.

EXECUTIVE BENEFIT AND PAYMENTS UPON TERMINATION—FISCAL YEAR 2009

The following table shows potential estimated payments to the named executive officers in this Proxy Statement upon involuntary termination (not for cause), involuntary or good reason termination after a change-in-control, death or disability. The table assumes that the termination was effective on the last business day of the fiscal year and contains estimates of amounts that would be paid to the named executive officers upon termination in addition to the base salary and short-term incentive earned by the executives during the fiscal year and any applicable pension amounts payable to the executive officers discussed under the section titled Pension Benefits in this Proxy Statement. Actual amounts payable to any named executive officer would only be determined after an actual event of termination.

Name	Type of Payment	Involuntary Not For Cause ($)	Payments upon Involuntary or Good Reason Termination after a Change-in-Control ($)	Death or Disability ($)
Michele Volpi,
Short-Term Incentive Plan			738,400
Stock Options			1,041,698	1,041,698
Restricted Stock			1,551,133	1,551,133
Health and Welfare Benefits		19,359	38,718
Cash Severance		2,953,600	4,430,400
Outplacement Services		20,000	25,000
DC Restoration Plan			258,770	258,770
Excise Tax Gross-Up			2,457,435
Total		2,992,959	10,541,554	2,851,601

James R. Giertz
Short-Term Incentive Plan			239,932
Stock Options			287,885	287,885
Restricted Stock			349,379	349,379
Health and Welfare Benefits		12,544	37,633
Cash Severance		668,382	2,005,146
Outplacement Services		20,000	25,000
DC Restoration Plan			70,356	70,356
Excise Tax Gross-Up			1,048,633
Total		700,926	4,063,964	707,620

James J. Owens
Short-Term Incentive Plan			235,451
Stock Options			294,310	294,310
Restricted Stock			263,153	263,153
Health and Welfare Benefits		12,544	37,633
Cash Severance		658,788	1,976,364
Outplacement Services		20,000	25,000
DC Restoration Plan			46,473	46,473
Excise Tax Gross-Up			-0-
Total		691,332	2,878,384	603,936

Barry S. Snyder
Short-Term Incentive Plan			139,200
Stock Options			411,943	411,943
Restricted Stock			333,282	333,282
Health and Welfare Benefits		12,906	38,718
Cash Severance		429,200	1,287,600
Outplacement Services		20,000	25,000
DC Restoration Plan			25,362	25,362
Excise Tax Gross-Up			627,318
Total		462,106	2,888,423	770,587

Ann B. Parriott
Short-Term Incentive Plan			154,872
Stock Options			210,436	210,436
Restricted Stock			320,080	320,080
Health and Welfare Benefits		12,906	38,718
Cash Severance		477,521	1,432,562
Outplacement Services		20,000	25,000
DC Restoration Plan			98,386	98,386
Excise Tax Gross-Up			680,339
Total		510,427	2,960,393	628,902

AUDIT COMMITTEE REPORT

Pursuant to its charter, the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In the exercise of that authority, we, the members of the Audit Committee, determined to engage KPMG LLP to serve as H.B. Fuller’s independent registered public accounting firm for the year ending November 27, 2010.

Management is responsible for the financial reporting process, accounting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable law and regulation. Management represented to us that H.B. Fuller’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

KPMG LLP, as H.B. Fuller’s independent registered public accounting firm for fiscal year 2009, was responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report.

We have reviewed and discussed the audited consolidated financial statements with management and KPMG LLP. We have also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended (AICPA, Professional Standards, Vol 1. AU Section 380), and they have discussed with us their independence and provided to us the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

Based upon our review and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements be included in H.B. Fuller’s Annual Report on Form 10-K for the fiscal year ended November 28, 2009, as amended, filed with the SEC.

Audit Committee of the Board of Directors of H.B. Fuller Company

J. Michael Losh (Chair)	Juliana L. Chugg	Alfredo L. Rovira

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional services provided by KPMG LLP for the audit, audit-related, tax and all other services rendered to us and our affiliates for the 2008 and 2009 fiscal years.

	2009	2008
Audit Fees	$2,394,000	$2,587,000
Audit-Related Fees	$128,000	$0
Tax Fees	$10,000	$5,000
All Other Fees	$0	$0

Audit Fees:    Includes fees and expenses billed and to be billed for (i) the audit of the consolidated financial statements included in our annual report on Form 10-K, as amended (ii) the audit of the effectiveness of our internal control over financial reporting, (iii) reviews of the interim consolidated financial information included in our quarterly reports on Form 10-Q, (iv) statutory audits of certain international subsidiaries, (v) consultations concerning financial accounting and reporting and (vi) reviews of documents filed with the Securities and Exchange Commission and consents.

Audit-Related Fees:    Includes fees and expenses for due diligence services pertaining to potential business acquisitions.

Tax Fees:    Includes fees and expenses for U.S. federal, state and international tax planning and tax compliance services.

The Audit Committee has in place procedures to pre-approve all audit, audit-related, tax and other permissible services provided to us by our independent registered public accounting firm. We have a policy of avoiding the engagement of our independent registered public accounting firm except for audit, audit-related and tax compliance services. The Audit Committee has delegated to one or more of its members pre-approval authority with respect to permitted services, and receives a regular report from management on all such services provided to us by our independent registered public accounting firm. All of the services provided by our independent registered public accounting firm in fiscal 2009 and 2008 were pre-approved by the Audit Committee under its pre-approval procedures.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP, certified public accountants, as our independent registered public accounting firm for the fiscal year ending November 27, 2010. KPMG LLP first acted as our independent registered public accounting firm during the fiscal year ended November 27, 2004. While we are not required to do so, H.B. Fuller is submitting the selection of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending November 27, 2010 for ratification in order to ascertain the views of our shareholders on this appointment. If the shareholders do not ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm, the Audit Committee intends to reconsider that appointment. However, because of the difficulty and expense of making any change so long after the beginning of the current fiscal year, it is likely that the appointment would stand for fiscal year 2010 unless there were compelling reasons for making an immediate change.

Representatives of KPMG LLP will be present at the meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

The Board of Directors recommends a vote FOR

ratification of the appointment of KPMG LLP.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC rules allow a single copy of the proxy statement and annual report to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household H.B. Fuller Company proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. The Company will deliver promptly upon written or oral request a separate copy of our proxy statement and/or our annual report to a shareholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, shareholders should write to Corporate Secretary, H.B. Fuller Company, or call (651) 236-5825.

DIRECTIONS TO H.B. FULLER COMPANY

1200 Willow Lake Boulevard

St. Paul, Minnesota

651-236-5900

Directions:

From the North:    Take I-35E south to County Road E. Take the County E exit (Exit 115) and turn left onto County Road E. Take County Road E east to Labore Road (second stoplight) and turn right. Follow Labore Road to Willow Lake Blvd and turn left. Turn right into H.B. Fuller’s corporate headquarters entrance at 1200 Willow Lake Blvd and continue to stop sign. Turn left at stop sign and proceed to parking lot.

From the South:    Take I-35E north to County Road E (approx. 10 miles from downtown St. Paul). Take the County E exit (Exit 115) and turn right on County Road E. Take County Road E east to Labore Road (second stoplight) and turn right. Follow Labore Road to Willow Lake Blvd and turn left. Turn right into H.B. Fuller’s corporate headquarters entrance at 1200 Willow Lake Blvd and continue to stop sign. Turn left at stop sign and proceed to parking lot.

From the West:    Take I-494 or I-94 east to I-35E north. Follow I-35E north to County Road E. Take the County E exit (Exit 115) and turn right on County Road E. Take County Road E east to Labore Road (second stoplight) and turn right. Follow Labore Road to Willow Lake Blvd and turn left. Turn right into H.B. Fuller’s corporate headquarters entrance at 1200 Willow Lake Blvd and continue to stop sign. Turn left at stop sign and proceed to parking lot.

From the East:    Take I-694 west to I-35E north. Follow I-35E north to County Road E. Take the County E exit (Exit 115) and turn right on County Road E. Take County Road E east to Labore Road (second stoplight) and turn right. Follow Labore Road to Willow Lake Blvd and turn left. Turn right into H.B. Fuller’s corporate headquarters entrance at 1200 Willow Lake Blvd and continue to stop sign. Turn left at stop sign and proceed to parking lot.

PARKING:    Parking is available in the parking lot of the H.B. Fuller Company headquarters.

A-1

*** Exercise Your Right to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

Meeting Information
H.B. FULLER	Meeting Type:	Annual Meeting
	For holders as of:	February 17, 2010
Date: April 15, 2010 Time: 2:00 p.m. Central Time
Location: H.B. Fuller Company Headquarters
1200 Willow Lake Boulevard
Saint Paul, MN 55110

H.B. FULLER COMPANY P.O. BOX 64683 ST. PAUL, MN 55164

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
ANNUAL REPORT NOTICE AND PROXY STATEMENT
How to View Online:
Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 01, 2010 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance and for directions to the meeting. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends that you vote FOR the following:
1. ELECTION OF DIRECTORS

01)   John C. van Roden, Jr.

02)   Michele Volpi

The Board of Directors recommends you vote FOR the following proposal:

2.      To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 27, 2010.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

VOTE BY INTERNET - www.proxyvote.com
H.B. FULLER COMPANY P.O. BOX 64683 ST. PAUL, MN 55164

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by H.B. Fuller Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to H.B. Fuller Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M19452-P88009_Z51498 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

H.B. FULLER COMPANY The Board of Directors recommends that you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors			☐	☐	☐
1.	ELECTION OF DIRECTORS
Nominees:
01) John C. van Roden, Jr.
02) Michele Volpi

Vote on Proposal								For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal:
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 27, 2010.							☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation please sign in full corporate name by duly authorized officer.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

M19453-P88009_Z51498

H.B. FULLER COMPANY

Annual Meeting of Shareholders

April 15, 2010

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

For Registered Shareholders: The undersigned, revoking all prior proxies, appoints Michele Volpi, James R. Giertz and Timothy J. Keenan, or any one or more of them, as proxies, with full power of substitution, to represent the undersigned and to vote, as indicated on the reverse side and otherwise in their discretion upon such other matters as may properly come before the meeting, all shares of the common stock of H.B. Fuller Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the H.B. Fuller Company headquarters, 1200 Willow Lake Boulevard, Saint Paul, Minnesota on Thursday, April 15, 2010 at 2:00 p.m., Central Time, and at any adjournment thereof. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

For Participants in 401(k) Plan: This voting instruction form is sent to you on behalf of Wells Fargo Bank, N.A. as Trustee of the H.B. Fuller Company Thrift Plan (the “Plan”). Please complete this form on the reverse side, sign your name exactly as it appears on the reverse side, and return it in the enclosed envelope. Your instruction must be received no later than 11:59 p.m. Central Time on Monday, April 12, 2010, to be counted.

As participant in the Plan, the undersigned hereby directs Wells Fargo Bank, N.A. as Trustee, to vote all shares of Common Stock of H.B. Fuller Company represented by the undersigned’s proportionate interest in the Plan at the Annual Meeting of Shareholders to be held on Thursday, April 15, 2010 at 2:00 p.m., Central Time, and at any adjournment thereof, upon the matters set forth on the reverse side and upon such other matters as may properly come before the meeting.

Only the Trustee can vote these shares. You cannot vote these shares in person at the Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.